                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              REDWOOD TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        591 Redwood Highway, Suite 3100
                             Mill Valley, CA 94941

              MARYLAND                          (415) 389-7373                         68-0329422
  (STATE OR OTHER JURISDICTION OF     (ADDRESS, INCLUDING ZIP CODE, AND    (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)      TELEPHONE NUMBER, INCLUDING AREA
                                         CODE, OF PRINCIPAL EXECUTIVE
                                                   OFFICES)

                             ---------------------
                               George E. Bull III
               Chairman of the Board and Chief Executive Officer
                              REDWOOD TRUST, INC.
                        591 Redwood Highway, Suite 3100
                             Mill Valley, CA 94941
                                 (415) 389-7373
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------
                                    COPY TO:

                            Phillip R. Pollock, Esq.
                                 TOBIN & TOBIN
                         500 Sansome Street, 8th Floor
                          San Francisco, CA 94111-3214
                                 (415) 433-1400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities been registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
---------------
                             ---------------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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

                        CALCULATION OF REGISTRATION FEE

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----------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed              Proposed
                                                                  Maximum               Maximum
         Title Of Class Of                Amount To Be            Offering             Aggregate
          Securities To Be                 Registered            Price Per              Offering             Amount Of
             Registered                    (1)(2)(3)              Share(4)          Price(1)(2)(3))       Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 per value........    $100,000,000.00             100%            $100,000,000.00          $9,200.00
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Represents amount registered under Rule 415(a)(4) of the Securities Act of 1933, as amended. There is being registered an indeterminate number of shares of common stock as may be sold, from time to time, by the Registrant, pursuant to the Registrant's Direct Stock Purchase and Dividend Reinvestment Plan.

(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(3) Does not take into account the discount of 0% to 3% (subject to change) offered to participants in the Registrant's Direct Stock Purchase and Dividend Reinvestment Plan.

(4) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the Securities registered.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any place where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                             Subject to Completion,

                        Prospectus dated August 27, 2002

              DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

                                $100,000,000.00

                                      RWT
                              REDWOOD TRUST, INC.

           PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND
                      RETAIN IT FOR YOUR FUTURE REFERENCE.
                             ---------------------

     We offer new investors and existing holders of our common and preferred stock the opportunity to participate in our Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan"). The Plan is designed to be an economical and convenient method for existing stockholders to increase their holdings of our common stock and for new investors to make an initial investment in our common stock.

     If you are currently enrolled in our Dividend Reinvestment Plan you will automatically be enrolled in this amended Plan. If you are not currently enrolled in our Plan but you are an existing holder of our common or preferred stock, you may elect to have your cash dividends automatically invested in additional shares of common stock at a discount of 2% from the Market Price (as described in Question 12), without payment of any brokerage or service charge.

     If you are either an existing holder of our common or preferred stock, or a new investor, you may also purchase shares of common stock with Optional Cash Payments of $500 to $5,000 per month at a discount determined by us each month and without payment of any brokerage commission or service charge. Upon our approval of a Request for Waiver, you may also invest Optional Cash Payments in excess of the $5,000 monthly limit. Each month we will set a discount, currently ranging between 0% and 3%, from the Market Price for the investment of Optional Cash Payments. Should we choose to allow purchases of more than the $5,000 monthly limit, we may also establish a Threshold Price that must equal or exceed the trading price for a set period of time, as calculated pursuant to the formula detailed in Question 17, before we will allow such a purchase. In requesting a waiver, you may set a Maximum Price for optional cash purchases. If the Market Price less the applicable discount exceeds the Maximum Price specified by you, no purchase shall be made if the stock is acquired directly from us (and not through open market purchases). See Question 17 for a discussion of the Maximum Price. We will set the Optional Cash Discount and Threshold Price in our sole discretion after a review of transaction costs, current market conditions, the level of participation in the Plan, and our current and projected capital needs. Purchases of common stock subject to our waiver of the $5,000 monthly limit are also without payment of brokerage commissions or service charges. Each of the discounts is subject to change, but will not vary from the range of 0% to 3%, and is also subject to discontinuance at our discretion. Also see Question 12 for further information regarding purchase prices.

     If you are eligible, you may begin participating in the Plan by completing an authorization form and returning it to the Plan Administrator. Brokers and nominees may reinvest dividends and make Optional Cash Payments on behalf of Beneficial Owners. Enrollment in the Plan is entirely voluntary and you may terminate your participation at any time. If you are not currently enrolled in our Plan and do not wish to participate, you do not need to take any action, and you will continue to receive your cash dividends, if and when declared, as usual.

     Under the Plan, we will receive proceeds from the sale of newly issued common stock but will not receive any proceeds from open market sales. We will bear the costs relating to the registration of the common stock being offered, estimated to be $100,000.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF ALL OF YOUR INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE ENROLLING IN THE PLAN. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES ISSUED UNDER THE PLAN OR HAVE DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our principal executive offices are located at 591 Redwood Highway, Suite 3100, Mill Valley, California 94941, telephone (415) 389-7373.

                The date of this Prospectus is August 27, 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................     1
RISK FACTORS................................................     4
REDWOOD TRUST, INC. ........................................    14
THE PLAN....................................................    14
PURPOSE.....................................................    15
AVAILABLE OPTIONS...........................................    15
BENEFITS AND DISADVANTAGES..................................    16
  Benefits..................................................    16
  Disadvantages.............................................    16
ADMINISTRATION..............................................    17
PARTICIPATION...............................................    18
PURCHASES AND PRICES OF SHARES..............................    22
ACCOUNT STATEMENTS..........................................    26
DIVIDENDS ON FRACTIONS......................................    27
CERTIFICATES FOR COMMON SHARES..............................    27
WITHDRAWALS AND TERMINATION.................................    27
OTHER INFORMATION...........................................    28
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................    29
FEDERAL INCOME TAX CONSIDERATIONS...........................    32
  General...................................................    32
  Qualification as a REIT...................................    33
  Stock Ownership Tests.....................................    33
  Asset Tests...............................................    34
  Gross Income Tests........................................    34
  Distribution Requirement..................................    35
  Taxation of Redwood Trust, Inc. ..........................    35
  Termination or Revocation of REIT Status..................    36
  Taxation of Taxable Domestic Shareholders.................    36
  Taxation of Stockholder Rights............................    37
  Taxation of Tax-Exempt Entities...........................    37
  Taxation of Foreign Shareholders..........................    38
  Other Tax Considerations..................................    38
ERISA INVESTORS.............................................    38
DIVIDENDS...................................................    38
USE OF PROCEEDS.............................................    38
PLAN OF DISTRIBUTION........................................    39
WHERE YOU CAN FIND MORE INFORMATION.........................    39
INCORPORATION OF IMPORTANT INFORMATION BY REFERENCE.........    40
LEGAL OPINIONS..............................................    40
EXPERTS.....................................................    40
GLOSSARY....................................................    41
SCHEDULE A..................................................   A-1
PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS...........  II-1

                                    SUMMARY

     The following summary description of our Direct Stock Purchase and Dividend Reinvestment Plan is qualified by reference to the full text of the Plan which appears in this prospectus. Capitalized terms have the meanings given to them in the Plan.

OUR COMPANY...................   Redwood Trust, Inc. is a Maryland corporation
                                 operating as a real estate finance company. We have elected to be taxed as a real estate investment trust or REIT since our tax year ending December 31, 1994. Our primary business is owning, financing, and credit-enhancing high-quality jumbo residential mortgage loans.
                                 We distribute to our shareholders as dividends the mortgage payments we receive from our real estate loans and securities, less interest expense and operating costs.

PURPOSE OF THE PLAN...........   The purpose of the Plan is to provide our
                                 existing stockholders and interested new investors with a convenient and less costly method of purchasing shares of our common stock and investing all or a portion of their cash dividends in additional shares of our common stock. The Plan can also provide us with a means of raising additional capital through the direct sale of our common stock.

SOURCE OF PURCHASE OF
SHARES........................   Shares of common stock purchased through the
                                 Plan will be purchased either directly from us as newly issued shares or Treasury shares or on the open market or through privately negotiated transactions, or by a combination of such purchases, at our option.

INVESTMENT OPTIONS............   You may choose from the following options:

                                 Full Dividend Reinvestment: The Plan
                                 Administrator will apply all cash dividends relating to all shares of common and preferred stock registered in your name and all cash dividends on all shares distributed to you under the Plan together with Optional Cash Payments, toward the purchase of additional shares of our common stock.

                                 Partial Dividend Reinvestment: The Plan
                                 Administrator will apply the cash dividends on the number of common or preferred shares registered in your name specified by you to purchase additional shares of our common stock. The Plan Administrator will pay the dividends relating to the remaining shares of common or preferred stock to you in cash.

                                 Optional Cash Payments Only: You will continue to receive cash dividends on shares of common and preferred stock registered in your name in the usual manner. You may make Optional Cash Payments to invest in additional shares of our common stock, subject to monthly minimums and maximums.

                                 You may change your investment options at any time by requesting a new authorization form from the Plan Administrator and returning it to the Plan Administrator. Dividends paid on all common shares acquired under and held in the Plan will be automatically reinvested in additional shares of our common stock, unless otherwise requested.

OPTIONAL CASH PAYMENTS........   Each Optional Cash Payment is subject to a
                                 minimum per month purchase of $500 and a maximum per month purchase limit of $5,000.
                                 Optional cash payments in excess of $5,000 require our prior approval.

THRESHOLD PRICE...............   When pre-approved Optional Cash Payments in
                                 excess of $5,000 are being used to purchase common stock from us, rather than in the open market, we may establish a Threshold Price which is the minimum price at which our common stock must trade on a given day during the Pricing Period to be included in the determination of the Market Price (as described below) for such investments. Your investment will be reduced, and 1/10 of your Optional Cash
                                 Payment will be returned to you without
                                 interest, for each trading day that does not meet the Threshold Price. See Question 17 for a further discussion of the Threshold Price.

MAXIMUM PRICE.................   As an investor in a pre-approved optional cash
                                 purchase that exceeds $5,000, you may set a Maximum Price for such purchases if the stock is being acquired directly from us (and not through open market purchases). If the Market
                                 Price, less the applicable discount, exceeds the Maximum Price specified by you, no purchase shall be made and your Optional Cash Payment will be returned to you. See Question 17 for a discussion of the Maximum Price.

CASH DISCOUNTS................   Each month, we may establish a discount between
                                 0% and 3% from the Market Price applicable to Optional Cash Payments. The discount may vary each month but once established will apply uniformly to all purchases made using Optional
                                 Cash Payments during that month. With respect to common stock purchased with reinvested dividends, the discount is 2% off the Market
                                 Price. See Question 12 for a further discussion of discounts.

INVESTMENT DATE...............   With respect to dividend reinvestment:

                                 The Investment Date will be (i) if acquired directly from us, the dividend payment date declared by our Board of Directors, or (ii) in the case of open market purchases, the date or dates of actual investment, but no later than 10 business days following the dividend payment date.

                                 With respect to Optional Cash Payments:

                                 The Investment Date is on or about the 21st day of each month or, in the case of open market purchases, some day or days between the 21st and the next 10 business days thereafter, as market conditions permit.

PRICE.........................   Whether the shares are acquired directly from
                                 us or on the open market, they will be
                                 purchased for the Plan at the applicable discount from the Market Price. In no event shall the amount of the discount plus brokerage commissions, if any, paid by us exceed 5% of the fair market value of our common stock on the date of purchase.

                                 The Market Price, in the case of shares
                                 purchased directly from us, will be the average of the daily high and low sales prices, computed to 3 decimal places, of our common stock on the NYSE or other applicable securities exchange, as reported in the Wall Street Journal, during the Pricing Period. A Pricing Period is generally a period of 10 consecutive trading days. See Question 12 for a discussion of the Pricing Period.

                                 In the case of shares purchased on the open market, the Market Price will be the weighted average of the actual prices paid, computed to 3 decimal places, for all of the common stock purchased by the Plan Administrator with all Participants' reinvested dividends and Optional Cash Payments for the related month.

EXPENSES......................   With respect to shares of common stock
                                 purchased directly from us from reinvested dividends or Optional Cash Payments, we will pay expenses incurred in connection with such purchases. With respect to shares of common stock purchased in the open market, we will also pay brokerage commissions so long as the combined discount and brokerage commissions do not exceed 5% of the value of our common stock on the date of purchase. We will pay all other costs of administering the Plan. However, if you request that the Plan Administrator sell all or any portion of your shares, you must pay a nominal fee per transaction to the Administrator, any related brokerage commissions and applicable stock transfer taxes.

NO INTEREST PENDING
INVESTMENT....................   No interest will be paid on cash dividends or
                                 Optional Cash Payments pending investment or reinvestment under the terms of the Plan.

WITHDRAWAL....................   You may withdraw from the Plan with respect to
                                 all or a portion of the shares held in your Plan account at any time by notifying the Plan
                                 Administrator in writing.

AMOUNT OFFERED................   We are registering an indefinite number of
                                 shares of common stock authorized to be issued under the Securities Act for the Plan, up to a maximum aggregate value of $100,000,000. The amounts remaining under our prior plans will be aggregated into this limit. Because we expect to continue the Plan indefinitely, we expect to authorize for issuance and register under the Securities Act additional shares from time to time as necessary for purposes of the Plan.

                                  RISK FACTORS

     You should carefully consider the following factors and other information contained or incorporated by reference in this prospectus before deciding to purchase shares of our common stock.

     The following is a summary of the risk factors that we currently believe are important and that could cause our results to differ from expectations. This is not an exhaustive list; other factors not listed here could be material to our results.

     We can provide no assurances with respect to projections or forward-looking statements made by us or by others with respect to our future results. Any one of the factors listed here, or other factors not so listed, could cause actual results to differ materially from expectations. It is not possible to accurately project future trends with respect to these factors, to project which factors will be most important in determining our results, or to project what our future results will be.

     Throughout this prospectus supplement and other documents we release or statements we make, the words "believe," "expect," "anticipate," "intend," "aim," "will," and similar words identify "forward-looking" statements.

  MORTGAGE LOAN DELINQUENCIES, DEFAULTS, AND CREDIT LOSSES COULD REDUCE OUR EARNINGS. WE HAVE OTHER TYPES OF CREDIT RISK THAT COULD ALSO CAUSE LOSSES. CREDIT LOSSES COULD REDUCE OUR CASH FLOW AND ACCESS TO LIQUIDITY.

     As a core part of our business, we assume the credit risk of mortgage loans. We do this in each of our portfolios. We may add other product lines over time that may have different types of credit risk than are described here. We are generally not limited in the types of credit risk or other types of risk that we can undertake.

     Tax and GAAP accounting for credit losses differ. While we have established a credit reserve for GAAP reporting purposes, we are not permitted to deduct from our taxable income amounts added to our reserves for future credit losses. Thus, if credit losses occur in the future, taxable income may be reduced relative to GAAP income. When taxable income is reduced, our minimum dividend distribution requirements under the REIT tax rules are reduced. We could reduce our dividend rate in such a circumstance. Alternatively, credit losses in our assets may be capital losses for tax. Unless we had offsetting capital gains, our minimum dividend distribution requirement would not be reduced by these credit losses, but eventually our cash flow would be. This could reduce our free cash flow and liquidity.

     If the recent slowdown in the U.S. economy should persist, or worsen, our credit losses could be increased beyond levels that we have anticipated. If we incur increased levels of credit losses, our earnings might be reduced, and our cash flows, asset market values, and access to borrowings might be adversely affected. The amount of capital and cash reserves that we hold to help us manage credit and other risks may prove to be insufficient to protect us from earnings volatility, dividend cuts, liquidity, and solvency issues.

  WE ASSUME DIRECT CREDIT RISK IN OUR RESIDENTIAL MORTGAGE LOANS, AND REALIZED CREDIT LOSSES MAY REDUCE OUR EARNINGS AND FUTURE CASH FLOW.

     In our residential mortgage loan portfolio, we assume the direct credit risk of residential mortgages. Realized credit losses will reduce our earnings and future cash flow. For GAAP reporting, we have a credit reserve for these loans and we may continue to add to this reserve in the future. There can be no assurance that our credit reserve will be sufficient to cover future losses. We may need to reduce earnings by increasing our credit-provisioning expenses in the future.

     Credit losses on residential mortgage loans can occur for many reasons, including: poor origination practices -- leading to losses from fraud, faulty appraisals, documentation errors, poor underwriting, legal errors, etc.; poor servicing practices; weak economic conditions; declines in the values of homes; special hazards; earthquakes and other natural events; over-leveraging of the borrower; changes in legal protections for lenders; reduction in personal incomes; job loss; and personal events such as divorce or health problems.

     Despite our efforts to manage our credit risk, there are many aspects of credit that we cannot control, and there can be no assurance that our quality control and loss mitigation operations will be successful in limiting future delinquencies, defaults, and losses. Our underwriting reviews may not be effective. The representations and warranties that we receive from sellers may not be enforceable. We may not receive funds that we believe are due to us from mortgage insurance companies. We rely on our servicers; they may not cooperate with our loss mitigation efforts, or such efforts may otherwise be ineffective. Various service providers to securitizations, such as trustees, bond insurance providers and custodians, may not perform in a manner that promotes our interests. The value of the homes collateralizing our loans may decline. The frequency of default, and the loss severity on our loans upon default, may be greater than we anticipated. Interest-only loans, negative amortization loans, loans with balances over $1 million, and loans that are partially collateralized by non-real estate assets may have special risks. Our geographical diversification may be ineffective in reducing losses. If loans become "real estate owned" ("REO"), we, or our agents, will have to manage these properties and may not be able to sell them. Changes in consumer behavior, bankruptcy laws and the like may exacerbate our losses. In some states and circumstances, we have recourse against the borrower's other assets and income; but, nevertheless, we may only be able to look to the value of the underlying property for any recoveries. Expanded loss mitigation efforts in the event that defaults increase could be costly. We expect to continue to increase the size of our residential loan portfolio at a rate faster than we increase our equity base, thus exposing us to a greater degree to the potential risks of owning these loans.

     Generally, a high percentage of our residential mortgage loans are secured by properties located in California. This concentration is one state may expose us to special credit risks.

  WE HAVE CREDIT RISKS IN OUR RESIDENTIAL CREDIT-ENHANCEMENT SECURITIES RELATED TO THE UNDERLYING LOANS.

     If our total net investment in residential credit-enhancement securities a portion is in a first loss position with respect to the underlying loans. We generally expect that the entire amount of these first loss investments will be subject to credit loss, potentially even in healthy economic environments. Our ability to make an attractive return on these investments depends on how quickly these expected losses occur. If the losses occur more quickly than we anticipate, we may not recover our investment and/or our rates of return may suffer.

     Second loss credit-enhancement securities, which are subject to credit loss after the entire first loss investment (whether owned by us or by others) has been eliminated by credit losses on the underlying loans, makes up a portion of our net investment in credit enhancement securities. Third loss credit-enhancement securities, or other investments that themselves enjoy various forms of material credit-enhancement, make up the remainder of our net investment in credit enhancement interests. Given our normal expectations for credit losses, we would anticipate some future losses on many of our second loss interests but no losses on investments in the third loss or similar position. If credit losses are greater than, or occur sooner than, expected, our expected future cash flows will be reduced and our earnings will be negatively affected. Credit losses and delinquencies could also affect the cash flow dynamics of these securitizations and thus extend the period over which we will receive a return of principal from these investments. In most cases, adverse changes in anticipated cash flows would reduce our economic and accounting returns and may also precipitate mark-to-market charges to earnings. From time to time, we may pledge these interests as collateral for borrowings; a deterioration of credit results in this portfolio may adversely affect the terms or availability of these borrowings, and thus our liquidity.

     We generally expect to increase our net acquisitions of residential credit-enhancement securities and to increase our net acquisitions of first loss and second loss investments relative to third loss investments. This may result in increased risk with respect to the credit results of the residential loans we credit enhance.

     In our credit-enhancement securities portfolio, we may benefit from credit rating upgrades or restructuring opportunities through re-securitizations or other means in the future. If credit results deteriorate, these opportunities may not be available to us, or may be delayed. It is likely, in many instances, that we will not be able to anticipate increased credit losses in a pool soon enough to allow us to sell such credit-enhancement interests at a reasonable price.

     In anticipation of future credit losses, for GAAP reporting purposes we designate a portion of the purchase discount associated with many of our credit enhancement securities as a form of credit reserve. The remaining discount is amortized into income over time via the effective yield method. If the credit reserve we set aside at acquisition proves to be insufficient, we may need to reduce our effective yield income recognition in the future or we may adjust our basis in these interests, thus reducing earnings.

     We adopted EITF 99-20 in 2001. Generally, under EITF 99-20, if prospective cash flows from certain investments deteriorate even slightly from original expectations -- due to changes in anticipated credit losses, prepayment rates, and so forth -- then the asset will be marked-to-market if the market value is lower than our basis. Any future mark-to-market adjustments under EITF 99-20 reduce earnings in that period. Since we do not expect every asset we own to always perform equal to or better than our expectations, we expect to make negative EITF 99-20 adjustments to earnings from time to time. Any positive adjustments to anticipated future cash flows are generally reflected in a higher yield recognition for that asset for as long as anticipated future cash flows remain favorable.

     A large percentage of properties securing the residential loans that we credit-enhanced are located in California. This concentration in one state may expose us to special credit risks.

  WE MAY HAVE CREDIT LOSSES IN OUR SECURITIES PORTFOLIO.

     Most of our securities (excluding our residential credit-enhancement securities) are currently rated AAA or AA. Most of these securities are backed by residential and commercial real estate assets. These assets benefit from various forms of corporate guarantees from Fannie Mae, Freddie Mac, and other companies and/or from credit enhancement provided by third parties, usually through their ownership of subordinated credit enhancement interests. Thus, the bulk of our existing securities have reduced exposure to currently expected levels of credit losses. However, in the event of greater than expected future delinquencies, defaults, or credit losses, or a substantial deterioration in the financial strength of Fannie Mae, Freddie Mac, or other corporate guarantors, our results would likely be adversely affected. We may experience credit losses in our securities portfolio. Deterioration of the credit results or guarantees of these assets may reduce the market value of these assets, thus limiting our borrowing capabilities and access to liquidity. Generally, we do not control or influence the underwriting, servicing, management, or loss mitigation efforts with respect to these assets. Results could be affected through credit rating downgrades, market value losses, reduced liquidity, adverse financing terms, reduced cash flow, experienced credit losses, or in other ways. For the non-investment grade assets in our securities portfolio, generally representing a small percentage of this portfolio, our protection against credit loss is smaller and our credit risks and liquidity risks are increased. If we acquire equity securities, results may be volatile. We intend to increase the percentage of our securities portfolio that is rated below AA and that is rated below investment grade, and we intend to expand the range of types of securities that we acquire; these trends may increase the potential credit risks in our securities portfolio.

  WE ASSUME DIRECT CREDIT RISK IN OUR COMMERCIAL MORTGAGE LOANS.

     The loans in our commercial mortgage loan portfolio may have higher degrees of credit and other risks than do our residential mortgage loans, including various environmental and legal risks. The net operating income and market values of income-producing properties may vary with economic cycles and as a result of other factors, so that debt service coverage is unstable. The value of the property may not protect the value of the loan if there is a default. Our commercial loans are not geographically diverse, so we are at risk for regional factors. Most of our commercial loans are on commercial properties located in California. Many of our commercial loans are not fully amortizing, so the timely recovery of our principal is dependent on the borrower's ability to refinance at maturity. We generally lend against income-properties that are in transition. Such lending entails higher risks than traditional commercial property lending against stabilized properties. Initial debt service coverage ratios, loan-to-value ratios, and other indicators of credit quality may not meet standard commercial mortgage market criteria for stabilized loans. The underlying properties may not transition or stabilize as we expect. The personal guarantees and forms of cross-collateralization that we receive on some loans may not be effective. We generally do not service our loans; we rely on our servicers to a great extent to manage our commercial assets and work out loans and properties if there are delinquencies or defaults. This may not work to our advantage. As part of the work-out process of a troubled commercial loan, we may assume ownership of the property, and the ultimate value of this asset would depend on our management of, and eventual sale of, the property which secured the loan. Our loans are illiquid; if we choose to sell them, we may not be able to do so in a timely manner or for a reasonable price. Financing these loans may be difficult, and may become more difficult if credit quality deteriorates. We have sold senior participations on some of our loans, so that the asset we retain is junior and has concentrated credit and other risks. We have directly originated our commercial loans. This may expose us to certain credit, legal, and other risks that may be greater than is usually present with acquired loans. We have sold commercial mortgage loans. The representations and warranties we made on these sales are limited, but could cause losses and claims in some circumstances. On a net basis, we intend to increase our investment in commercial real estate loans and in junior participations of these loans.

  WE MAY INVEST IN OTHER TYPES OF CREDIT RISKS THAT COULD ALSO CAUSE LOSSES.

     To the extent permissible within the requirements for REIT classification, we intend to invest in other types of commercial loan assets, such as mezzanine loans, second liens, credit-enhancement interests of commercial loan securitizations, junior participations, among others that may entail other types of risks. In addition, to the extent permissible within the requirements for REIT classification, we intend to invest in other assets with material credit risk, including sub-prime residential mortgage securities, the equity and debt of collateralized bond obligations ("CBOs"), corporate debt and equity of REITs and non-real estate companies, real estate and non-real estate asset-backed securities and other financial and real property assets.

  OUR RESULTS COULD ALSO BE ADVERSELY AFFECTED BY COUNTER-PARTY CREDIT RISK.

     We have other credit risks that are generally related to the counter-parties with which we do business. In the event a counter-party to our short-term borrowings becomes insolvent, we may fail to recover the full value of our collateral, thus reducing our earnings and liquidity. In the event a counter-party to our interest rate agreements becomes insolvent or interprets our agreements with them in an unfavorable manner, our ability to realize benefits from hedging may be diminished, and any cash or collateral that we pledged to these counter-parties may be unrecoverable. We may be forced to unwind these agreements at a loss. In the event that one of our servicers becomes insolvent or fails to perform, loan delinquencies and credit losses may increase. We may not receive funds to which we are entitled. In various other aspects of our business, we depend on the performance of third parties that we do not control. We attempt to diversify our counter-party exposure and to limit our counter-party exposure to strong companies with investment-grade credit ratings, but we are not always able to do so. Our counter-party risk management strategy may prove ineffective.

  FLUCTUATIONS IN OUR RESULTS MAY BE EXACERBATED BY THE LEVERAGE THAT WE EMPLOY AND BY LIQUIDITY RISKS.

     We employ substantial financial leverage on our balance sheet relative to many non-financial companies, although we believe we employ less leverage than most banks, thrifts, and other financial institutions. In addition, the bulk of our financing is typically in the form of non-recourse debt issued through asset securitization. We believe this is generally an effective and lower- risk form of financing compared to many other forms of debt utilized by financial companies. We believe the amount of leverage that we employ is appropriate, given the risks in our balance sheet, the non-recourse nature of the long-term financing structures that we typically employ, and our management policies. However, in order to operate our business successfully, we require continued access to debt on favorable terms with respect to financing costs, capital efficiency, covenants, and other factors. We may not be able to obtain debt on such terms.

     Due to our leverage, relatively small changes in asset quality, asset yield, cost of borrowed funds, and other factors could have relatively large effects on us and our stockholders, including fluctuations in earnings and liquidity. Our use of leverage may not enhance our returns and could erode our financial soundness. In general, we currently intend to increase our use of leverage in the future through asset accumulation funded by securitized non-recourse debt issuance.

     Although we do not have a corporate debt rating, the nationally-recognized credit rating agencies have a strong influence on the amount of capital that we hold relative to the amount of credit risk we take. The rating agencies determine the amount of net investment we must make to credit-enhance the long-term debt, mostly rated AAA, that we issue to fund our residential loan portfolio. They also determine the amount of principal value required for the credit-enhancement interests we acquire. The credit-rating agencies, however, do not have influence over how we fund our net credit investments nor do they determine or influence many of our other capital and leverage policies. With respect to our short-term debt, our lenders, typically large commercial banks and Wall Street firms, limit the amount of funds that they will advance versus our collateral. We typically use far less leverage than would be permitted by our lenders. However, lenders can reduce the amount of leverage that they will permit us to undertake, or the value of our collateral may decline, thus reducing our liquidity.

     Unlike banks, thrifts, and the government-sponsored real estate finance companies, we are not regulated by national regulatory bodies. Thus, the amount of financial leverage that we employ is largely controlled by management, and by the risk-adjusted capital policies approved by our Board of Directors.

     In the period in which we are accumulating loans or other debt to build a portfolio of efficient size to issue long-term debt, variations in the market for these assets or for long-term debt issuance could affect our results. Ultimately we may not be able to issue long term debt, the cost of such debt could be greater than we anticipated, the net investment in our financing trust required by the rating agencies could be greater than anticipated, certain of our assets could not be accepted into the financing trust, the market value of our assets to be sold into the trust may have changed, our hedging activities or agreements with counter-parties may have been ineffective, or other negative effects could occur.

     We borrow on a short-term basis to fund our a portion of our securities portfolio, to fund residential loans or other assets prior to the issuance of long-term debt, to employ a certain amount of leverage with respect to our net investments in credit-enhancement interests, to fund our commercial loan portfolio, to fund working capital and general corporate needs, and for other reasons. We borrow short-term by pledging our assets as collateral. We usually borrow via uncommitted borrowing facilities for the substantial majority of our short-term debt funded assets that are generally liquid, have active trading markets, and have readily discernable market prices. The term of these borrowings can range from one day to one year. To fund less liquid or more specialized assets, we typically utilize committed credit lines from commercial banks and finance companies with a one to two year term. Whether committed or not, we need to roll over short-term debt on a frequent basis; our ability to borrow is dependent on our ability to deliver sufficient market value of collateral to meet lender requirements. Our payment of commitment fees and other expenses to secure committed borrowing lines may not protect us from liquidity issues or losses. Variations in lenders' ability to access funds, lender confidence in us, lender collateral requirements, available borrowing rates, the acceptability and market values of our collateral, and other factors could force us to utilize our liquidity reserves or to sell assets, and thus affect our liquidity, financial soundness, and earnings. In recent years, we believe that the marketplace for our type of secured short-term borrowing has been more stable than the commercial paper market (or corporate unsecured short-term borrowing, typically utilized by larger corporations) but there is no assurance that such stability will continue.

     Various of our borrowing arrangements subject us to debt covenants. While these covenants have not meaningfully restricted our operations through as of the date of this prospectus, they could be restrictive or harmful to our stockholders' interests in the future. Should we violate debt covenants, we may incur expenses, losses, or reduced ability to access debt.

     Preferred stock makes up a portion of our equity capital base. Our Class B Preferred Stock has a dividend rate of at least $0.755 per share per quarter, and has certain rights to dividend distributions and preferences in liquidation that are senior to common stockholders. Having preferred stock in our capital structure is a form of leverage, and such leverage may or may not work to the advantage of common stockholders.

  CHANGES IN THE MARKET VALUES OF OUR ASSETS AND LIABILITIES CAN ADVERSELY AFFECT OUR EARNINGS, STOCKHOLDERS' EQUITY, AND LIQUIDITY.

     The market values of our assets, liabilities, and hedges are affected by interest rates, the shape of yield curves, volatility, credit quality trends, mortgage prepayment rates, supply and demand, capital markets trends and liquidity, general economic trends, expectations about the future, and other factors. For the assets that we mark-to-market through our income statement and/or balance sheet, such market value fluctuations will affect our earnings and book value. To the extent that our basis in our assets is thus changed, future income may be affected as well. If we sell an asset that has not been marked-to-market through our income statement at a reduced market price relative to our basis, our earnings will be reduced. Market value reductions of the assets that we pledge for short-term borrowings may reduce our access to liquidity.

     Generally, reduced asset market values for the assets that we own may have negative effects, but might improve our opportunities to acquire new assets at attractive pricing levels. Conversely, increases in the market values of our existing assets may have positive effects, but may mean that acquiring new assets at attractive prices becomes more difficult.

  CHANGES IN MORTGAGE PREPAYMENT RATES MAY AFFECT OUR EARNINGS, LIQUIDITY, AND THE MARKET VALUES OF OUR ASSETS.

     Residential and commercial mortgage prepayment rates are affected by interest rates, consumer behavior and confidence, seasoning of loans, the amount of equity in the underlying properties, prepayment terms of the mortgages, the ease and cost of refinancing, the housing turnover rate, media awareness of refinancing opportunities, and many other factors.

     Changes in prepayment rates (including prepayments from liquidated defaulted loans) may have multiple effects on our operations. Faster mortgage prepayment rates may lead to increased premium amortization expenses for premium and interest-only assets, increased working capital requirements, reduced market values for certain types of assets, adverse reductions in the average life of certain assets, adverse changes in hedge ratios, and an increase in the need to reinvest cash to maintain operations. Premium assets may experience faster rates of prepayments than discount assets. Slower prepayment rates may lead to reduced discount amortization income for discount assets, reduced market values for discount and other types of assets, extension of the average life of certain investments at a time when this would be contrary to our interests, adverse changes in hedge ratios, a reduction in cash flow available to support operations and make new investments, and a reduction in new investment opportunities, since the volume of new origination and securitizations would likely decline. Slower prepayment rates may lead to increased credit losses.

     The amount of premium and discount we have on our books, and thus our net amortization expenses, can change over time as we mark-to-market assets or as our asset composition changes through principal repayments and asset purchases and sales.

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

  INTEREST RATE FLUCTUATIONS CAN HAVE VARIOUS EFFECTS ON OUR COMPANY, AND COULD LEAD TO REDUCED EARNINGS AND/OR INCREASED EARNINGS VOLATILITY.

     Our balance sheet and asset/liability operations are complex and diverse with respect to interest rate movements, so we cannot fully describe all the possible effects of changing interest rates. We do not seek to eliminate all interest rate risk. Changes in interest rates, and in the interrelationships between various interest rates, could have negative effects on our earnings, the market value of our assets and liabilities, mortgage prepayment rates, and our access to liquidity. Changes in interest rates can also affect our credit results.

     Generally, rising interest rates could lead to reduced asset market values and slower prepayment rates. Initially, our net interest income may be reduced if short-term interest rates increase, as our cost of funds would likely respond to this increase more quickly than would our asset yields. Within three to twelve months of a rate change, however, asset yields for our adjustable rate mortgages may increase commensurately with the rate increase. Higher short-term interest rates may reduce earnings in the short-term, but could lead to higher long-term earnings, as we earn more on the equity-funded portion of our balance sheet. To the extent that we own fixed rate assets that are funded with floating rate debt, our net interest income from this portion of our balance sheet would be unlikely to recover until interest rates dropped again or the assets matured. Some of our adjustable-rate mortgages have periodic caps that limit the extent to which the coupon we earn can rise or fall, usually 2% annual caps, and life caps that set a maximum coupon. If short-term interest rates rise rapidly or rise so that our mortgage coupons reach their life caps, the ability of our asset yields to rise along with market rates would be limited, but there would be no such limits on the increase in our liability costs.

     Falling interest rates can also lead to reduced asset market values in some circumstances, particularly for prepayment sensitive assets and for many types of interest rate agreement hedges. Decreases in short-term interest rates can be positive for earnings in the near-term, as our cost of funds may decline more quickly than our asset yields would. For longer time horizons, falling short-term interest rates can reduce our earnings, as we may earn lower yields from the assets that are equity-funded on our balance sheet.

     Changes in the interrelationships between various interest rates can reduce our net interest income even in the absence of a clearly defined interest rate trend. If the short-term interest rate indices that drive our asset yields were to decline relative to the short-term interest rate indices that determine our cost of funds, our net interest income would be reduced.

  HEDGING ACTIVITIES MAY REDUCE LONG-TERM EARNINGS AND MAY FAIL TO REDUCE EARNINGS VOLATILITY OR TO PROTECT OUR CAPITAL IN DIFFICULT ECONOMIC ENVIRONMENTS; FAILURE TO HEDGE MAY ALSO HAVE ADVERSE EFFECTS ON OUR RESULTS.

     Hedging against interest rate movements using interest rate agreements (including interest rate swap instruments and interest rate futures) and other instruments usually has the effect over long periods of time of lowering long-term earnings. To the extent that we hedge, it is usually to protect us from some of the effects of a rapid or prolonged increase in short-term interest rates, to lower short-term earnings volatility, to stabilize liability costs, or to stabilize the future cost of anticipated liability issuance. Such hedging may not be in the long-term interest of stockholders, and may not achieve its desired goals. For instance, hedging costs may rise as interest rates increase, without an offsetting increase in hedging income. In a rapidly rising interest rate environment, the market values of hedges may not increase as predicted. Using interest rate agreements to hedge may increase short-term earnings volatility, particularly since we currently employ mark-to-market accounting for our hedges. Reductions in market values of interest rate agreements may not be offset by increases in market values of the assets or liabilities being hedged. Conversely, increases in market values of interest rate agreements may not fully offset declines in market values of asserts or liabilities being hedged. Changes in market values of interest rate agreement hedges may require us to pledge collateral or cash.

     We also may hedge by taking short or long positions in U.S. Treasuries, mortgage securities, or other instruments. Such hedges may have special basis, liquidity, and other risks. We generally intend, to the extent permissible within the requirements for REIT classification, to increase our hedging activities in the future.

  MAINTAINING REIT STATUS MAY REDUCE OUR FLEXIBILITY.

     To maintain REIT status, we must follow certain rules and meet certain tests specified by federal tax law and regulations. In doing so, our flexibility to manage our operations may be reduced. If we make frequent asset sales, we could be viewed as a "dealer," and thus subject to entity level taxes. Certain types of hedging may produce income that is limited under the REIT rules. Our ability to own non-real estate related assets and earn non-real estate related income is limited. Meeting minimum REIT dividend distribution requirements may reduce our liquidity. Because we will generally distribute all of our taxable earnings as dividends, we may need to raise new equity capital to if we wish to grow operations at a rapid pace. Stock ownership tests may limit our ability to raise significant amounts of equity capital from one source. Failure to meet REIT requirements may subject us to taxation, penalties, and/or loss of REIT status. REIT laws and taxation could change in a manner adverse to our operations. To pursue our business plan as a REIT, we generally need to avoid becoming a Registered Investment Company, or RIC. To avoid RIC restrictions, we generally need to maintain at least 55% of our assets in whole loan form or in other related forms of assets that qualify for this test. Meeting this test may restrict our flexibility. Failure to meet this test would limit our ability to leverage and would impose other restrictions on our operations. Our ability to operate a taxable subsidiary is limited under the REIT rules. Our REIT status affords us certain protections against take-over attempts. These take-over restrictions may not always work to the advantage of stockholders. Our stated goal is to not generate income that would be taxable as unrelated business taxable income, or UBTI, to our tax-exempt shareholders. Achieving this goal may limit our flexibility in pursuing certain transactions. Despite our efforts to do so, we may not be able to avoid distributing UBTI to our stockholders.

  OUR CASH BALANCES AND CASH FLOWS MAY BECOME LIMITED RELATIVE TO OUR CASH
  NEEDS.

     We need cash to meet our working capital needs, preferred stock dividends, and minimum REIT dividend distribution requirements, and other needs. Cash could be required to pay down our borrowings in the event that the market values of our assets that collateralize our debt decline, the terms of short-term debt become less attractive, or for other reasons. Cash flows from principal repayments could be reduced should prepayments slow or should credit quality trends deteriorate (in the latter case since for certain of our assets, credit tests must be met for us to receive cash flows). For some of our assets, cash flows are "locked-out" and we receive less than our pro rata share of principal payment cash flows in the early years of the investment. Operating cash flow generation could be reduced if earnings are reduced, if discount amortization income significantly exceeds premium amortization expense, or for other reasons. Our minimum dividend distribution requirements could become large relative to our cash flow if our income as calculated for tax purposes significantly exceeds our cash flow from operations. Generally, our cash flow has materially exceeded our cash requirements; this situation could be reversed, however, with corresponding adverse consequences to us. We generally maintain what we believe are ample cash balances and access to borrowings to meet projected cash needs. In the event, however, that our liquidity needs exceed our access to liquidity, we may need to sell assets at an inopportune time, thus reducing our earnings. In a serious situation, our REIT status or our solvency could be threatened.

  INCREASED COMPETITION COULD REDUCE OUR ACQUISITION OPPORTUNITIES OR AFFECT OUR OPERATIONS IN A NEGATIVE MANNER.

     We believe that our principal competitors in our business of real estate finance are depositories such as banks and thrifts, mortgage and bond insurance companies, other mortgage REITs, hedge funds and private investment partnerships, life insurance companies, government entities such as Fannie Mae, Freddie Mac, Ginnie Mae, and the Federal Home Loan Banks, mutual funds, pension funds, mortgage originators, overseas entities, and other financial institutions. We anticipate that we will be able to compete effectively due to our relatively low level of operating costs, relative freedom to securitize our assets, our ability to utilize leverage, freedom from certain forms of regulation, focus on our core business, and the tax advantages of our REIT status. Nevertheless, many of our competitors have greater operating and financial resources than we do. Competition from these entities, or new entrants, could raise prices on mortgages and other assets, reduce our acquisition opportunities, or otherwise materially effect our operations in a negative manner. We generally expect competition to increase from time to time.

  NEW ASSETS MAY NOT BE AVAILABLE AT ATTRACTIVE PRICES, THUS LIMITING OUR GROWTH AND/OR EARNINGS.

     To reinvest proceeds from mortgage principal repayments, or to deploy new equity capital that we may raise in the future, we need to acquire new assets. If pricing of new mortgage assets is unattractive, or if the availability of new assets is much reduced, we may not be able to acquire new assets at attractive prices. Our new assets may generate lower returns than the assets that we have on our balance sheet. Generally, unattractive pricing and availability of new assets is a function of reduced supply and/or increased demand. Supply can be reduced if originations of a particular product are reduced, or if there are few sales in the secondary market of seasoned product from existing portfolios. The supply of new securitized assets appropriate for our balance sheet could be reduced if the economics of securitization become unattractive or if a form of securitization that is not favorable for our balance sheet predominates. Also, assets with a favorable risk/reward ratio may not be available if the risks of owning such assets increase substantially relative to market pricing levels. Increased competition could raise prices to unattractive levels.

  ACCOUNTING CONVENTIONS AND ESTIMATES CAN CHANGE, AFFECTING OUR REPORTED RESULTS AND OPERATIONS.

     Accounting rules for the various aspects of our business change from year to year. While we believe we use conservative accounting methods, changes in accounting rules can nevertheless affect our reported income and stockholders' equity. Our revenue recognition and other aspects of our reported results are based on estimates of future events. These estimates can change in a manner that adversely affects our results.

  OUR POLICIES, PROCEDURES, PRACTICES, PRODUCT LINES, RISKS, AND INTERNAL RISK-ADJUSTED CAPITAL GUIDELINES ARE SUBJECT TO CHANGE.

     In general, we are free to alter our policies, procedures, practices, product lines, leverage, risks, internal risk-adjusted capital guidelines, and other aspects of our business. We can enter new businesses, or pursue acquisitions of other companies. In most cases, we do not need to seek stockholder approval to make such changes. We will not necessarily notify stockholders of such changes.

  WE DEPEND ON KEY PERSONNEL FOR SUCCESSFUL OPERATIONS.

     We depend significantly on the contributions of our executive officers and staff. Many of our officers and employees would be difficult to replace. The loss of any key personnel could materially affect our results.

  INVESTORS IN OUR COMMON STOCK MAY EXPERIENCE LOSSES, VOLATILITY, AND POOR LIQUIDITY, AND WE MAY REDUCE OUR DIVIDENDS IN A VARIETY OF CIRCUMSTANCES.

     Our earnings, cash flow, book value, and dividends can be volatile and difficult to predict. Investors should not rely on predictions or management beliefs. Although we seek to pay a regular common stock dividend rate that is sustainable, we may cut our dividend rate in the future for a variety of reasons. We may not provide public warnings of such dividend reductions prior to their occurrence. Fluctuations in our current and prospective earnings, cash flow, and dividends, as well as many other factors such as perceptions, economic conditions, stock market conditions, and the like, can affect our stock price. Investors may experience volatile returns and material losses. In addition, liquidity in the trading of our stock may be insufficient to allow investors to sell their stock in a timely manner or at a reasonable price.

     This prospectus includes forward-looking statements. All statements regarding our and our subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected interest income, continued qualification as a real estate investment trust, plans and objectives of our management for future operations and statements that include words such as "if," "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and you should recognize that actual results may differ from our expectations. We do not undertake any duty to update such forward-looking statements.

                              REDWOOD TRUST, INC.

     We are a real estate finance company. We distribute to our shareholders as dividends the mortgage payments we receive from our real estate loans and securities, less interest expenses and operating costs.

     Our primary business is owning, financing, and credit enhancing high-quality jumbo residential mortgage loans. Jumbo residential loans have mortgage balances that exceed the financing limit imposed on Fannie Mae and Freddie Mac, both of which are United States government-sponsored real estate finance entities. Most of the loans that we finance have mortgage loan balances between $300,000 and $600,000.

     We acquire high-quality jumbo residential mortgage loans from large, high-quality mortgage origination companies. We hold these loans on our balance sheet to earn interest income. We typically fund these loans with a combination of equity and long-term amortizing non-recourse debt. At December 31, 2001, our residential mortgage loan portfolio totaled $1.5 billion.

     We also acquire mortgage securities representing subordinated interests in pools of high-quality residential mortgage loans. By acquiring the subordinated securities of these loan pools, we provide credit-enhancement for the more senior securities backed by the pool so they can be sold to capital market investors. Our prospective returns from our investment in these credit-enhancement securities will be driven primarily by the future credit performance of these mortgages.

     We also own and finance commercial mortgage loans and own a portfolio of residential and commercial real estate securities. We may acquire or create other types of assets in the future.

     We have elected, and anticipate that we will continue to elect, to be organized as a real estate investment trust, or REIT. As a REIT, we distribute substantially all of our net taxable earnings (excluding earnings generated in but not yet distributed from taxable subsidiaries) to our stockholders as dividends. As long as we retain our REIT status, we will not pay most types of corporate income taxes on taxable income earned in Redwood Trust, Inc.

     Redwood Trust, Inc. was incorporated in the State of Maryland on April 11, 1994, and commenced operations on August 19, 1994. Our executive offices are located at 591 Redwood Highway, Suite 3100, Mill Valley, California 94941.

     At August 27, 2002, we had outstanding 15,812,706 shares of common stock (New York Stock Exchange, Symbol "RWT") and 902,068 shares of Class B Cumulative Convertible Preferred Stock (New York Stock Exchange, Symbol "RWT-PB").

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "we," "us," "our," or similar references to the "Company" mean Redwood Trust, Inc. and our subsidiaries.

                                    THE PLAN

     The original Dividend Reinvestment Plan was adopted by our Board of Directors on September 15, 1995 and became effective on October 9, 1995. The Plan was amended by our Board of Directors as of December 13, 1996 to include the Stock Purchase program. This amendment to the Plan is effective as of August 28, 2002.

     The following series of questions and answers explains and constitutes the Plan in its entirety. Shareholders who do not participate in the Plan will receive cash dividends, as declared, and paid in the usual manner.

                                    PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

     The primary purpose of the Plan is to provide eligible holders of shares of our common and preferred stock and interested new investors with a convenient and economical method of increasing their investment in us by investing cash dividends or Optional Cash Payments, or both, in additional shares of common stock without payment of any brokerage commission or service charge and, currently, at a discount ranging from 0% to 3% from the Market Price (as defined in Question 12). See Question 5 for a description of the holders who are eligible to participate in the Plan and methods for Beneficial Owners and new investors to become eligible to participate.

     We may also use the Plan to raise additional capital through the sale each month of a portion of the shares available for issuance under the Plan to owners of shares and interested new investors (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Our ability to waive limitations applicable to the amounts which participants may invest pursuant to the Plan's Optional Cash Payment feature will allow for these sales. See Question 17 for information concerning limitations applicable to Optional Cash Payments and certain of the factors that we may consider when granting waivers.

     Under the Plan, if you purchase shares directly from us, the net proceeds of the sale of those shares will be used to purchase additional mortgage assets and for general corporate purposes.

     The Plan is intended for the benefit of our investors and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of shares of common stock. From time to time, financial intermediaries may engage in positioning transactions to benefit from the discount from the Market Price of the shares of common stock acquired through the reinvestment of dividends or Optional Cash Payments under the Plan. Those transactions may cause fluctuations in the price or trading volume of the shares of our common stock. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible holders of shares of common stock or interested new investors to eliminate practices which are, in our sole discretion, not consistent with the purposes or operation of the Plan or which adversely affect the price of the shares of common stock.

                               AVAILABLE OPTIONS

2.  WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN?

     Stock Purchase Program. Each month, you may elect to invest Optional Cash Payments in additional shares of common stock, subject to a minimum per month purchase of $500 and a maximum per month purchase limit of $5,000, subject to waiver. See Question 17 for information concerning limitations applicable to Optional Cash Payments and the availability of waivers with respect to such limitations. You may make Optional Cash Payments each month even if you do not reinvest dividends.

     Dividend Reinvestment Program. Holders of our common or preferred stock who wish to participate in the Plan, whether Record Owners, Beneficial Owners, and interested new investors who make an initial investment through the Stock Purchase program described above (each a "Participant"; see also Question 5 regarding the definition of a "Participant") may elect to have all, a portion, or none of their cash dividends paid on their shares of our common or preferred stock automatically reinvested in additional shares of common stock through the Dividend Reinvestment program. Cash dividends are paid on our common and preferred stock when and as declared by our Board of Directors, generally on a quarterly basis. Subject to the availability of shares of common stock registered for issuance under the Plan, there is no limitation on the amount of dividends you may reinvest under the dividend reinvestment feature of the Plan.

                           BENEFITS AND DISADVANTAGES

3.  WHAT ARE THE BENEFITS AND DISADVANTAGES OF THE PLAN?

  BENEFITS

     (a) The Plan provides you with the opportunity to automatically reinvest cash dividends paid on all or a portion of your common or preferred stock in additional shares of common stock without payment of any brokerage commission or service charge and at a 2% discount from the Market Price (as defined in Question 12 and subject to change).

     (b) Whether you are an eligible stockholder or a new investor, the Plan provides you with the opportunity to make monthly investments of Optional Cash Payments, subject to minimum and maximum amounts, for the purchase of additional shares of common stock. If you purchase shares of common stock under the Optional Cash Payment program, you will not pay any brokerage commission or service charge, and your purchase price will be less a discount ranging from 0% to 3% from the Market Price. See Question 17 regarding how to obtain information about each month's Optional Cash Discount.

     (c) All cash dividends paid on participants' Plan shares enrolled in the Dividend Reinvestment program can be fully invested in additional shares of common stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, will also be reinvested in additional shares which will be credited to Plan accounts.

     (d) The Plan Administrator, at no charge to you and at your election, either sends certificates to you for optional shares purchased or provides for the safekeeping of stock certificates for shares credited to each Plan account.

     (e) As a participant in the Plan, you may also elect to deposit with the Plan Administrator certificates for your other common stock registered in your name for safekeeping without charge. Because you bear the risk of loss in sending certificates to the Plan Administrator, certificates should be sent by registered mail, return receipt requested, and properly insured to the address specified in Question 37 below. If certificates are later issued either upon your request or upon termination of your participation, new, differently numbered certificates will be issued.

     (f) Periodic statements reflecting all current activity, including purchases, sales and latest balances, will simplify your record keeping. See Question 22 for information concerning reports to you.

  DISADVANTAGES

     (a) Neither we nor the Plan Administrator will pay interest on dividends or Optional Cash Payments held pending reinvestment or investment. See Question 11. In addition, Optional Cash Payments of less than $500 and that portion of any Optional Cash Payment which exceeds the maximum monthly purchase limit of $5,000, unless such upper limit has been waived by us, may be subject to return to you without interest. In addition, for pre-approved Optional Cash Payments in excess of $5,000 used to purchase common stock directly from us, if the Threshold Price, if any, is not met or the Maximum Price you specified is exceeded, a portion or all of your Optional Cash Payments in excess of $5,000 may be subject to return to you without interest. See Question 17.

     (b) With respect to Optional Cash Payments, the actual number of shares to be issued to your Plan account will not be determined until after the end of the relevant Pricing Period. Therefore, during the Pricing Period you will not know the actual number of shares, if any, you have purchased.

     (c) With respect to shares acquired from us, while the Plan currently provides for a discount from the Market Price during the Pricing Period, the Market Price, as so discounted, may exceed the price at which shares of our common stock are trading on the Investment Date (as defined in Questions 11 and 18) when the shares are issued or thereafter. The trading price on the Investment Date generally governs the amount of taxable income to shareholders. See Question 34.

     (d) Because Optional Cash Payments must be received by the Plan Administrator by the Optional Cash Payment Due Date, such payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions. In addition, Optional Cash Payments once received by the Plan Administrator will not be returned to you unless you send a written request to the Plan Administrator at least five business days before the Record Date for the Investment Date with respect to that payment. See Questions 11, 13 and 18 through 20 for detailed information.

     (e) There is a nominal fee per transaction, a brokerage commission and applicable share transfer taxes on resales that you may be required to pay to the Plan Administrator if you request that the Plan Administrator sell some or all or your shares of common stock credited to your Plan account. See Questions 21 and 27.

     (f) If you chose to reinvest cash dividends, you will be treated for federal income tax purposes as having received a distribution in cash on the distribution payment date. You will have to use other funds (or sell a portion of the common stock received) to fund the resulting tax liability.

     Prospective investors should carefully consider the matters described in the Risk Factors section of the prospectus before making an investment in our common stock.

                                 ADMINISTRATION

4.  WHO ADMINISTERS THE PLAN?

     We have retained Mellon Investor Services LLC, as plan administrator (the "Plan Administrator"), to administer the Plan, keep records, send statements of account activity, and perform other duties relating to the Plan. The mailing address, telephone number, website and email addresses are:

                              Redwood Trust, Inc.
                        c/o Mellon Investor Services LLC
                                 P.O. Box 3315
                        South Hackensack, NJ 07606-1938
                            Telephone (800)-522-6645
                          HTTP://WWW.CHASEMELLON.COM/
                        SHRRELATIONS@MELLONINVESTOR.COM

     See Question 22 for information concerning reports available to you. Certificates for Plan Shares purchased pursuant to the Stock Purchase program but not designated for investment in the Dividend Reinvestment program will be sent to you or held by the Plan Administrator, at your discretion, free of charge. Plan Shares designated for the Dividend Reinvestment program will be held by the Plan Administrator and registered in the Plan Administrator's name (or its nominee) as agent for each Participant in the Plan. As record holder for the Plan shares, the Plan Administrator will receive dividends on all Plan Shares held on the dividend Record Date, will credit such dividends to Participants' accounts on the basis of whole or fractional Plan Shares held in such accounts, and will automatically reinvest such dividends in additional shares of common stock according to the portion of the Participants' shares of stock designated to participate in the Dividend Reinvestment program. Any remaining portion of cash dividends not designated for reinvestment will be sent to you. See Question 9. If the Plan Administrator resigns or otherwise ceases to act as plan administrator, we will appoint a new plan administrator to administer the Plan, and advise you of the change.

     The Plan Administrator also acts as dividend disbursing agent, transfer agent, and registrar for our common and preferred stock.

                                 PARTICIPATION

     For purposes of this section, responses are generally directed (a) to existing shareholders, according to the method by which their shares are held, or (b) to investors who are not currently shareholders but would like to make an initial purchase of common stock to become a Participant.

5.  WHO IS ELIGIBLE TO PARTICIPATE?

     A "Record Owner" (which means a stockholder who owns shares of common or preferred stock in his or her own name) or a "Beneficial Owner" (which means a stockholder who beneficially owns shares of common or preferred stock that are registered in a name other than his or her own name, for example, in the name of a broker, bank, or other nominee) may participate in the Plan. A Record Owner may participate directly in the Plan. A Beneficial Owner must either become a Record Owner by having one or more shares transferred into his or her own name or coordinating with his or her broker, bank, or other nominee to participate in the Plan on his or her behalf. A broker, bank, or other nominee acting on behalf of a Beneficial Owner must have a separate account for each Beneficial Owner who is a Participant in the Plan and for whom it acts as the broker, bank, or other nominee. In addition, interested investors who are not stockholders may participate in the Plan through the Optional Cash Payment feature. See Question 6.

     We may terminate, by written notice, at any time, any Participant's participation in the Plan if that participation would or could be in violation of the restrictions contained in our Articles of Incorporation or By-laws. Those restrictions prohibit any person or group of persons from acquiring or holding, directly or indirectly, ownership of shares of our capital stock in excess of 9.8% (by number or value) of the outstanding shares. The meanings given to the terms "group" and "beneficial ownership" may cause a person who individually owns less than 9.8% of the shares outstanding to be deemed to be holding shares in excess of the foregoing limitation. Our Articles of Incorporation provide that in the event a person acquires shares of capital stock in excess of the foregoing limitation, the excess shares will be transferred to a trustee for the benefit of a charitable beneficiary designated by our Board of Directors. Under our Articles of Incorporation, certain transfers or attempted transfers that would jeopardize our qualification as a real estate investment trust for tax purposes may be void to the fullest extent permitted by law

6.  HOW DOES AN ELIGIBLE SHAREHOLDER OR INTERESTED NEW INVESTOR PARTICIPATE?

     RECORD OWNERS may join the Plan by completing and signing an authorization form and returning it to the Plan Administrator. Authorization forms may be obtained at any time by written request to:

                              Redwood Trust, Inc.
                        c/o Mellon Investor Services LLC
                                 P.O. Box 3315
                        South Hackensack, NJ 07606-1938
                            Telephone (800)-522-6645
                          HTTP://WWW.CHASEMELLON.COM/
                        SHRRELATIONS@MELLONINVESTOR.COM

     BENEFICIAL OWNERS who wish to join the Plan must instruct their bank, broker, or other nominee to arrange participation in the Plan on the Beneficial Owner's behalf. The bank, broker, or other nominee should then make arrangements with its securities depository and the securities depository will provide the Plan Administrator with the information necessary to allow the Beneficial Owner to participate in the Plan. Should the Beneficial Owner wish to participate in the Stock Purchase program, a broker and nominee form must also be sent to the Plan Administrator for the bank, broker, or other nominee to participate in the Stock Purchase Program on behalf of the Beneficial Owner. See Question 8. To facilitate participation by Beneficial Owners, we have made arrangements with the Plan Administrator to reinvest dividends, on a per dividend basis, and accept Optional Cash Payments under the Stock Purchase program by record holders such as brokers, banks, and other nominees, on behalf of Beneficial Owners. Interested Beneficial Owners are cautioned to insure that the broker, bank, or other nominee passes along the proceeds of any applicable discount to the beneficiary's account.

     Alternatively, a Beneficial Owner may simply request that the number of shares the Beneficial Owner wishes to be enrolled in the Plan be reclassified or reregistered by the bank, broker, or other nominee in the Beneficial Owner's own name as Record Owner to directly participate in the Plan.

     NEW INVESTORS may join the Plan as a Record Owner by making an initial investment in an amount of at least $500 up to $5,000 (unless the maximum limit is specifically waived by us, as discussed in Question 17). The new investor should mark the box on the authorization form indicating that he or she is a new investor wishing to become a participant and should designate the amount for initial purchase of common stock. At the same time, the new participant may designate all, a portion, or none of the shares to be purchased to be enrolled in the Dividend Reinvestment program. The authorization form should be returned to the Plan Administrator, with payment, on or before the applicable dates discussed below.

     ANY PARTICIPANT WHO RETURNS A PROPERLY EXECUTED AUTHORIZATION FORM TO THE PLAN ADMINISTRATOR WITHOUT SPECIFYING THE NUMBER OF SHARES TO BE INCLUDED IN THE DIVIDEND REINVESTMENT PROGRAM WILL BE ENROLLED AS HAVING SELECTED THE FULL DIVIDEND REINVESTMENT OPTION DESCRIBED BELOW. See Question 7 for other investment option information.

     If an authorization form requesting reinvestment of dividends is received by the Plan Administrator at least 2 business days before the Record Date established for a particular dividend, reinvestment will commence with that dividend. If an authorization form is received less than 2 business days before the Record Date established for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next Record Date if such stockholder or the participating bank, broker or other nominee is still a holder of record. Additionally, for Participants wishing to make Optional Cash Payments to purchase shares under the Stock Purchase program, full payment must be received by the Plan Administrator by the Optional Cash Payment Due Date. In the case of new investors making an initial investment to become Participants, both the authorization form and full payment of their designated initial investment must be received by the Optional Cash Payment Due Date. See also Questions 7 and 8.

7.  WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The authorization form appoints the Plan Administrator as your agent and directs us to pay to the Plan Administrator your cash dividends on all or a specified number of shares of common stock that you own on the applicable Record Date, as well as on all whole and fractional shares of common stock credited to your Plan account. The authorization form directs the Plan Administrator to purchase for your account on the Investment Date (as defined in Question 11) additional shares of common stock with those dividends and Optional Cash Payments, if any, made by you. See Question 8 for a discussion of the broker and nominee form that the broker, bank or other nominee uses for Optional Cash Payments of a Beneficial Owner if the broker, bank, or other nominee holds the Beneficial Owner's shares in the name of a major securities depository. The authorization form also directs the Plan Administrator to reinvest automatically all, a portion, or none of the subsequent dividends with respect to shares of common stock credited to your Plan account. Dividends will continue to be reinvested on the number of shares of common and preferred stock that you own on the applicable Record Date and on all shares of common stock credited to your Plan account until you withdraw from the Plan (see Questions 26 and 27), or we terminate the Plan. See Question 6 for additional information about the authorization form.

     The authorization form provides for the purchase of initial or additional shares of common stock through the following investment options:

          (1) If you elect "Full Dividend Reinvestment," the Plan Administrator will apply all cash dividends on all shares of common and preferred stock then or subsequently registered in your name, and all cash dividends on all shares of common stock credited to your Plan account, together with any Optional Cash Payments, toward the purchase of additional shares of common stock.

          (2) If you elect "Partial Dividend Reinvestment," the Plan Administrator will apply all cash dividends on a specified number of shares of common or preferred stock that you own on the applicable Record Date registered in your name and specified on the authorization form and all cash dividends on all shares of common stock credited to your Plan account, together with any Optional Cash Payments, toward the purchase of additional shares of common stock. The Plan Administrator will pay cash dividends on the remaining shares of common or preferred stock directly to you.

          (3) If you elect "Optional Cash Payments Only", you will continue to receive cash dividends on shares of common and preferred stock held for your benefit outside the Plan, if any, in the usual manner. However, the Plan Administrator will apply all cash dividends on all shares of common stock credited to your Plan account, together with any Optional Cash Payments that it receives from you, toward the purchase of additional shares of common stock. See Question 8 for a discussion of the broker and nominee form that the broker, bank, or other nominee uses for Optional Cash Payments of a beneficial owner if the broker, bank, or other nominee holds the Beneficial Owner's shares in the name of a major securities depository.

     You may select any one of these three options. In each case, the Plan Administrator will reinvest dividends on all shares of common stock credited to your Plan account, including dividends on shares of common stock purchased with any Optional Cash Payments, until you withdraw from the Plan altogether, or until we terminate the Plan. If you would prefer to receive cash payments of dividends paid on shares of common stock credited to your Plan account rather than reinvest such dividends, you must withdraw those shares from the Plan by written notification to the Plan Administrator. See Questions 26 and 27 regarding withdrawal of shares of common stock credited to your Plan account.

     You may change your investment options at any time by requesting a new authorization form and returning it to the Plan Administrator at the address set forth in Question 4. See Question 11 for the effective date for any change in investment options

     ANY PARTICIPANT WHO RETURNS A PROPERLY EXECUTED AUTHORIZATION FORM TO THE PLAN ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION WILL BE ENROLLED AS HAVING SELECTED THE FULL DIVIDEND REINVESTMENT OPTION.

8.  WHAT DOES THE BROKER AND NOMINEE FORM PROVIDE?

     The broker and nominee form provides the only means by which a broker, bank, or other nominee holding shares of a Beneficial Owner in the name of a major securities depository may invest Optional Cash Payments on behalf of that Beneficial Owner. A broker and nominee form must be delivered to the Plan Administrator each time such broker, bank, or other nominee transmits Optional Cash Payments on behalf of a Beneficial Owner. Broker and nominee forms will be furnished upon request to the Plan Administrator at:

                              Redwood Trust, Inc.
                        c/o Mellon Investor Services LLC
                                 P.O. Box 3315
                        South Hackensack, NJ 07606-1938
                            Telephone (800)-522-6645
                          HTTP://WWW.CHASEMELLON.COM/
                        SHRRELATIONS@MELLONINVESTOR.COM

     Before submitting the broker and nominee form, the broker, bank, or other nominee for a Beneficial Owner must submit a completed authorization form on behalf of the Beneficial Owner. See Questions 6 and 7.

     THE PLAN ADMINISTRATOR MUST RECEIVE THE BROKER AND NOMINEE FORM AND APPROPRIATE INSTRUCTIONS BY NOT LATER THAN THE APPLICABLE RECORD DATE OR THE PLAN ADMINISTRATOR WILL NOT INVEST THE OPTIONAL CASH PAYMENT UNTIL THE FOLLOWING INVESTMENT DATE.

9.  IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

     Yes. New investors, Record Owners or the bank, broker, or other nominee for Beneficial Owners may designate any desired number of their shares for which dividends are to be reinvested. Dividends will thereafter be reinvested only on the number of shares specified, and the Record Owner or Beneficial Owner, as the case may be, will continue to receive cash dividends on the remainder of the shares.

10.  WHEN MAY AN ELIGIBLE SHAREHOLDER OR INTERESTED NEW INVESTOR JOIN THE PLAN?

     A Record Owner or a Beneficial Owner may join the Plan at any time. A new investor may join the Plan by making an initial investment of $500 to $5,000 (or more with our permission) when returning the authorization form. See Question 7. Once in the Plan, you remain in the Plan until you withdraw, we or the Plan Administrator terminate your participation or we terminate the Plan. See Question 27 regarding withdrawal from the Plan.

11.  WHEN WILL DIVIDENDS AND OPTIONAL CASH PAYMENTS BE INVESTED?

     When shares are purchased from us, the Plan Administrator will make those purchases on the Investment Date in each month. Generally, the Investment Date will be the 21st day of a month, unless such date is not a business day in which case it is the 1st business day immediately thereafter, or, in the case of open market purchases, typically some day or days between the 21st and the next 10 business days thereafter, as market conditions permit.

     See Question 18 for detailed information concerning Investment Dates for Optional Cash Payments under the Stock Purchase program.

     When the Plan Administrator makes open market purchases, those purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market or in negotiated transactions, and may be subject to such terms with respect to price, delivery, and other matters as agreed to by the Plan Administrator. Neither we nor you will have any authorization or power to direct the time or price at which the Plan Administrator purchases shares or the selection of the broker or dealer through or from whom the Plan Administrator makes purchases. However, when the Plan Administrator makes open market purchases with Optional Cash Payments, the Plan Administrator is required to use its reasonable best efforts to purchase the shares at the lowest possible price.

     If the Plan Administrator receives the authorization form at least two days before the Record Date for a dividend payment, the election to reinvest dividends will begin with that dividend payment. If the Plan Administrator receives the authorization form less than two days before any such Record Date, reinvestment of dividends will begin on the dividend payment date following the next Record Date if you are still a stockholder of record.

     See Question 17 for information concerning limitations on the minimum and maximum amounts of Optional Cash Payments that you may make each month and Question 18 for information as to when the Plan Administrator must receive Optional Cash Payments to be invested on each Investment Date.

     The Plan Administrator will allocate shares and credit shares, computed to three decimal places, to your account as follows: (1) shares purchased from us will be allocated and credited as of the appropriate Investment Date; and (2) shares purchased in open market transactions will be allocated and credited as of the date on which the Plan Administrator completes the purchases of the aggregate number of shares to be purchased on behalf of all participants with dividends to be reinvested or Optional Cash Payments, as the case may be, during the month.

     NO INTEREST WILL BE PAID ON CASH DIVIDENDS PENDING INVESTMENT OR REINVESTMENT UNDER THE TERMS OF THE PLAN. SINCE NO INTEREST IS PAID ON CASH HELD BY THE PLAN ADMINISTRATOR, IT NORMALLY WILL BE IN YOUR BEST INTEREST TO DEFER OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE COMMENCEMENT OF THE PRICING PERIOD.

                         PURCHASES AND PRICES OF SHARES

12.  WHAT WILL BE THE PRICE TO PARTICIPANTS OF SHARES PURCHASED UNDER THE PLAN?

     With respect to reinvested dividends whether the shares are acquired directly from us or on the open market, they will be purchased for the Plan at a discount of 2% from the Market Price (as defined below).

     Each month, we may establish a discount between 0% and 3% from the Market Price applicable to Optional Cash Payments. The discount may vary each month but once established will apply uniformly to all purchases made using Optional Cash Payments during that month. See Question 16 for a further discussion of the discount applicable to Optional Cash Payments.

     However, in no event shall the amount of discounts specified above, plus any brokerage commissions as described in Question 21 below, exceed 5% of the fair market value of the common stock on the date of purchase.

     The Market Price, in the case of shares purchased directly from us, will be the average of the daily high and low sales prices, computed to 3 decimal places, of our common stock on the NYSE or other applicable securities exchange, as reported in the Wall Street Journal, during the Pricing Period (the 10 days on which the NYSE is open and for which trades in our common stock are reported immediately preceding the relevant Investment Date, or, if no trading occurs in our common stock on one or more of such days, for the 10 days immediately preceding the Investment Date for which trades are reported). See Question 17 for a further discussion of the computation of Market Price when purchases are being made from us using pre-approved Optional Cash Payments in excess of $5,000. In the case of shares purchased on the open market, the Market Price will be the weighted average of the actual prices paid, net of any brokerage commissions, computed to 3 decimal places, for all of the common stock purchased by the Plan Administrator with all Participants' reinvested dividends and Optional Cash Payments for the related month.

     Neither we nor you will have any authorization or power to direct the time or price at which the Plan Administrator purchases shares or the selection of the broker or dealer through or from whom the Plan Administrator makes the purchases. However, when open market purchases are made by the Plan Administrator, the Plan Administrator is required to use its best efforts to purchase the shares at the lowest possible price.

13.  WHAT ARE THE RECORD DATES AND INVESTMENT DATES FOR DIVIDEND REINVESTMENT?

     For the reinvestment of dividends, the "Record Date" is the date declared by our Board of Directors for payment of a dividend. Likewise, the dividend payment date declared by our Board of Directors constitutes the Investment Date applicable to the reinvestment of that dividend with respect to shares of common stock acquired directly from us, except that if any such date is not a business day, the first business day immediately following such date will be the Investment Date. The Investment Date with respect to shares of common stock that the Plan Administrator purchases in open market transactions will typically be some day or days between the 21st and the next 10 business days thereafter, as market conditions permit. Dividends will be reinvested on the Investment Date using the applicable Market Price (as defined in Question 12). See Schedule A for a list of the future dividend Record Dates and Investment Dates. Please refer to Question 18 for a discussion of the Record Dates and Investment Dates applicable to Optional Cash Payments.

14.  HOW WILL THE NUMBER OF SHARES PURCHASED FOR YOU BE DETERMINED?

     Your Plan account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount to be invested on your behalf divided by the purchase price per share, less the applicable discount from the Market Price per share as calculated pursuant to the methods described in Question 12, as applicable. The total amount to be invested will depend on the amount of any dividends paid on the number of shares of common stock that you own on the applicable Record Date and shares of common stock credited to your Plan account and available for investment on the related Investment Date, or the amount of any Optional Cash Payments made by you and available for investment on the related Investment Date. Subject to the availability of shares of common stock registered for issuance under the Plan, there is no limit to the number of shares available for issuance pursuant to the reinvestment of dividends.

15.  WHAT IS THE SOURCE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Shares of common stock credited to your Plan account will be purchased either directly from us, in which event such shares will be authorized but unissued shares or treasury shares, or on the open market or privately negotiated transactions, or by a combination of the foregoing, at our option, after a review of current market conditions and our current and projected capital needs. We will determine the source of the shares of common stock to be purchased under the Plan at least three business days before the relevant Record Date, and will notify the Plan Administrator of the same. Neither we nor the Plan Administrator will be required to provide any written notice to you as to the source of the shares of common stock to be purchased under the Plan, but information regarding the source of the shares of common stock may be obtained by contacting our investor relations department at (415) 389-7373.

16.  HOW DOES THE OPTIONAL CASH PAYMENT FEATURE OF THE PLAN WORK?

     All Record Owners and interested new investors who have timely submitted signed authorization forms indicating their intention to participate in the Optional Cash Payment feature, and all Beneficial Owners whose brokers, banks, or other nominees have timely submitted signed authorization forms indicating their intention to participate in the Optional Cash Payment feature (except for Beneficial Owners whose brokers, banks, or other nominees hold the shares of the Beneficial Owners in the name of a major securities depository), are eligible to make Optional Cash Payments during any month, whether or not a dividend is declared. If a broker, bank, or other nominee holds shares of a Beneficial Owner in the name of a major securities depository, Optional Cash Payments must be made through the use of the broker and nominee form. See Question 8. Optional cash payments must be accompanied by an authorization form or a broker and nominee form, as applicable. Each month the Plan Administrator will apply any Optional Cash Payment received from you no later than one business day before commencement of that month's Pricing Period (as defined in Question 12) to the purchase of additional shares of common stock for your account on the following Investment Date (as defined in Questions 11 and 18) and will enroll all, a portion or none of such shares in the Dividend Reinvestment program as directed on the authorization form.

     The Optional Cash Discount will be established each month by us and will range between 0% and 3% of the Market Price. Refer to Question 17 regarding how to obtain information on the discount and for a discussion of the possible limitations on the purchase price applicable to the purchase of shares made with Optional Cash Payments.

17.  WHAT LIMITATIONS APPLY TO OPTIONAL CASH PAYMENTS?

     Each Optional Cash Payment is subject to a minimum per month purchase of $500 and a maximum per month purchase limit of $5,000. For purposes of these limitations, all Plan accounts under your common control or management (which will be determined at our sole discretion) will be aggregated. Generally, Optional Cash Payments of less than $500 and that portion of any Optional Cash Payment which exceeds the maximum monthly purchase limit of $5,000, unless such limit has been waived by us, will be returned to you without interest at the end of the relevant Pricing Period.

     You may make Optional Cash Payments of up to $5,000 each month without our prior approval, subject to our right to modify, suspend or terminate participation in the Plan by otherwise eligible holders of shares of common stock or interested new investors to eliminate practices which are, in our sole discretion, not consistent with the purposes or operation of the Plan or which adversely affect the price of the shares of common stock. Optional cash payments in excess of $5,000 may be made by you only upon our acceptance of a completed Request for Waiver form from you and the Plan Administrator's receipt of that form. There is no pre-established maximum limit applicable to Optional Cash Payments that may be made pursuant to accepted Requests for Waivers. A Request for Waiver form must be received each month by us and the Plan Administrator and accepted by us and notice of our acceptance must have been received by the Plan Administrator no later than the Record Date (as defined in Question 18) for the applicable Investment Date. Request for Waiver forms will be furnished at any time upon request to the Plan Administrator at the address or telephone number specified in Question 4. Requests for Waivers will be accepted only with respect to actual Record Owners and not for the benefit of Beneficial Owners or multiple Participants. If you are interested in obtaining further information about a Request for Waiver, you should contact our investor relations department at
(415) 389-7373.

     Waivers will be considered on the basis of a variety of factors, which may include our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for shares of common stock and our other securities, general economic and market conditions, expected aberrations in the price or trading volume of the shares of common stock, the potential disruption of the price of the shares of common stock by a financial intermediary, the number of shares of common stock that you hold, your past actions under the Plan, the aggregate amount of Optional Cash Payments for which such waivers have been submitted and the administrative constraints associated with granting such waivers. Grants of waivers will be made in our absolute discretion.

     You are not obligated to participate in the Optional Cash Payment feature of the Plan. Optional cash payments need not be in the same amount each month.

     Unless we waive our right to do so, we may establish for any Pricing Period a minimum Threshold Price applicable only to the investment of Optional Cash Payments that exceed $5,000 and that are made pursuant to Requests for Waivers, to provide us with the ability to set a minimum price at which shares of common stock will be sold under the Plan each month pursuant to such requests. A Threshold Price will only be established when shares of common stock will be purchased directly from us on the applicable Investment Date. We will, at least three business days before each Record Date (as defined in Question 18), determine whether to establish a Threshold Price and, if a Threshold Price is established, its amount and so notify the Plan Administrator. The determination whether to establish a Threshold Price and, if a Threshold Price is established, its amount, will be made by us at our discretion after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. Neither we nor the Plan Administrator will be required to provide any written notice to you as to whether a Threshold Price has been established for any Pricing Period, but information regarding the Threshold Price may be obtained by contacting us at (415) 389-7373.

     The Threshold Price, if any, for Optional Cash Payments made through Requests for Waivers, if established for a Pricing Period, will be a stated dollar amount that the average of the high and low trading prices of the shares of common stock on the New York Stock Exchange during the Pricing Period must equal or exceed. In the event that the Threshold Price is not satisfied for a trading day in the Pricing Period, then the trading price for such day will be excluded from the computation of the Market Price for such period and the investment made on the corresponding Investment Date will be reduced. For each trading day on which the Threshold Price is not satisfied, 1/10 of each Optional Cash Payment made by you pursuant to a Request for Waiver will be returned to you, without interest, as soon as practicable after the end of the applicable Pricing Period. Thus, for example, if the Threshold Price is not satisfied for three of the ten trading days in a Pricing Period, 3/10 of your Optional Cash Payment made pursuant to a Request for Waiver will be returned to you by check, without interest, as soon as practicable after the end of the applicable Investment Date. The Plan Administrator expects to mail such checks within five to ten business days from the end of the applicable Investment Date. This return procedure will only apply when shares are purchased directly from us for Optional Cash Payments made through Requests for Waivers and we have set a Threshold Price with respect to the relevant Pricing Period. See Question 15.

     Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any subsequent Pricing Period. The Threshold Price concept and return procedure discussed above apply only to Optional Cash Payments made through Requests for Waivers.

     For any Pricing Period, we may waive our right to set a Threshold Price for Optional Cash Payments made through Requests for Waivers. You may ascertain whether the Threshold Price applicable to a given Pricing Period has been set or waived, as applicable, by contacting us at (415) 380-2304.

     For a list of expected dates by which the Threshold Price will be set in 2002 and 2003, see Schedule A, or refer to the updated schedule on our website at HTTP://WWW.REDWOODTRUST.COM.

     Likewise, your Optional Cash Payments made pursuant to a Request for Waiver may specify a Maximum Price per share that you are willing to pay -- and if the Market Price less the applicable discount exceeds such Maximum Price, and the stock is to be purchased directly from us and not on the open market, your investment will not be made and your full payment will instead be returned to you without interest.

     Each month, at least three business days before the applicable Record Date (as defined in Question 18), we may establish the discount from the Market Price applicable to Optional Cash Payments during the corresponding Pricing Period and will notify the Plan Administrator of the same. The discount may be between 0% and 3% of the Market Price and may vary each month, but once established will apply uniformly to all Optional Cash Payments made during that month. The discount will be established in our sole discretion after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. The discount applies only to Optional Cash Payments. Neither we nor the Plan Administrator will be required to provide any written notice to you as to the discount, but information regarding the discount applicable to the next Pricing Period may be obtained by contacting us at (415) 389-7373. Setting a discount for a Pricing Period will not affect the setting of a discount for any subsequent Pricing Period.

18.  WHAT ARE THE RECORD DATES AND INVESTMENT DATES FOR OPTIONAL CASH PAYMENTS?

     Optional cash payments will be invested every month on the related Investment Date. The Optional Cash Payment Due Date is one business day before commencement of the related Pricing Period and the "Investment Date" is on or about the 21st day of each month or, in the case of open market purchases, the Investment Date will be some day or days between the 21st and the next 10 business days thereafter, as market conditions permit.

     Optional cash payments that the Plan Administrator receives by the Record Date will be applied to the purchase of shares of common stock on the Investment Dates which relate to that Pricing Period. No interest will be paid by us or the Plan Administrator on Optional Cash Payments held pending investment. Generally, Optional Cash Payments received after the Record Date will be returned to you without interest at the end of the Pricing Period; you may resubmit those Optional Cash Payments before commencement of the next or a later Pricing Period.

     For a schedule of expected Optional Cash Payment Due Dates and Investment Dates through January 2004, see Schedule A or visit our website at HTTP://WWW.REDWOODTRUST.COM.

19.  WHEN MUST THE PLAN ADMINISTRATOR RECEIVE OPTIONAL CASH PAYMENTS?

     Each month the Plan Administrator will apply any Optional Cash Payment for which good funds are timely received to the purchase of shares of common stock for your account during the next Pricing

Period. See Question 18. For funds to be invested during the next Pricing Period, the Plan Administrator must have received a check, money order or wire transfer by the end of the business day immediately preceding the first trading day of the ensuing Pricing Period and that check, money order or wire transfer must have cleared on or before the first Investment Date in such Pricing Period. Wire transfers may be used only if the Plan Administrator approves it verbally in advance. Checks and money orders are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan. Checks or money orders should be made payable to "Mellon Investor Services LLC -- Redwood Trust, Inc. DRP" and submitted together with, initially, the authorization form or, subsequently, the form for additional investments attached to your statements. Checks returned for any reason will not be resubmitted for collection.

     NO INTEREST WILL BE PAID BY US OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH PAYMENTS HELD PENDING INVESTMENT. SINCE NO INTEREST IS PAID ON CASH HELD BY THE PLAN ADMINISTRATOR, IT NORMALLY WILL BE IN YOUR BEST INTEREST TO DEFER OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE COMMENCEMENT OF THE PRICING PERIOD.

     For payments to be invested on the first Investment Date in a Pricing Period, in addition to the receipt of good funds by the first Investment Date in a Pricing Period, the Plan Administrator must be in receipt of an authorization form or a broker and nominee form, as appropriate, as of the same date. See Questions 6 and 8.

20.  MAY OPTIONAL CASH PAYMENTS BE RETURNED?

     Yes. Upon telephone or written request to the Plan Administrator received at least five business days before the Record Date for the Investment Date with respect to which Optional Cash Payments have been delivered to the Plan Administrator, such Optional Cash Payments will be returned to you as soon as practicable. Requests received less than five business days before such date will not be returned but instead will be invested on the next related Investment Date. Additionally, in the case of shares being purchased from us, 1/10 of each Optional Cash Payment will be returned by check, without interest, as soon as practicable after the end of the Pricing Period for each trading day that does not meet the Threshold Price, if any, applicable to Optional Cash Payments made pursuant to Requests for Waivers. Similarly, if the Market Price less any applicable discount exceeds the requested Maximum Price, all your waiver request funds will be returned. See Question 17. Also, each Optional Cash Payment, to the extent that it does not either conform to the limitations described in Question 18 or clear within the time limit described in Question 19, will be subject to return to you as soon as practicable.

21. ARE THERE ANY EXPENSES TO YOU IN CONNECTION WITH YOUR PARTICIPATION UNDER THE PLAN?

     No. You will incur no brokerage commissions or service charges in connection with the reinvestment of dividends and in connection with all purchases made pursuant to Optional Cash Payments under the Plan. We will pay all other costs of administration of the Plan. Additionally, you may elect to send the certificates for your other shares of common or preferred stock to the Plan Administrator for safekeeping, and there is no fee for this service. However, should you request that the Plan Administrator sell all or any portion of your shares (see Question 27) you may pay a nominal fee per transaction to the Plan Administrator, any related brokerage commissions, and applicable stock transfer taxes.

                               ACCOUNT STATEMENTS

22.  WHAT KIND OF REPORTS WILL BE SENT TO YOU?

     You will receive a statement of your account following each purchase or sale transaction and following any withdrawal of shares. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. In addition, you will receive copies of other communications sent to holders of the shares of common stock, including our annual report to stockholders, the notice of annual meeting and proxy statement in connection with our annual meeting of stockholders, and Internal Revenue Service information for reporting dividends paid.

                             DIVIDENDS ON FRACTIONS

23.  WILL YOU BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes.

                         CERTIFICATES FOR COMMON SHARES

24.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

     No. Shares of common stock purchased for you will be held in the name of the Plan Administrator or its nominee. No certificates will be issued to you for shares in the Plan unless you submit a written request to the Plan Administrator or until participation in the Plan is terminated. At any time, you may request that the Plan Administrator send you a certificate for some or all of the whole shares credited to your account. You should mail this request to the Plan Administrator at the address set forth in the answer to Question 4. Any remaining whole shares and any fractions of shares will remain credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances.

25.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

     Your Plan account is maintained in the name in which your certificates were registered at the time of your enrollment in the Plan. Share certificates for whole shares purchased under the Plan will be similarly registered when issued upon your request. If you are a Beneficial Owner, you should place the request through your banker, broker, or other nominee. See Question 6. If you wish to pledge shares credited to your Plan account, you must first withdraw those shares from the Plan account. If you wish to withdraw your shares and have any or all of the full shares held in their Plan account issued and delivered to you in physical form, you may do so by sending a written instruction to the Plan Administrator. Registration of withdrawn shares in a name other than yours will require the guaranty of your signature.

                          WITHDRAWALS AND TERMINATION

26.  WHEN MAY PARTICIPANTS WITHDRAW FROM THE PLAN?

     You may withdraw from the Plan with respect to all or a portion of the shares held in your Plan account at any time. If the request to withdraw is received before a dividend Record Date set by our Board of Directors for determining stockholders of record entitled to receive a dividend, the request will be processed on the day following the Plan Administrator's receipt of the request.

     If the Plan Administrator receives your request to withdraw on or after a dividend Record Date, but before a payment date, the Plan Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares for your account. The request for withdrawal will then be processed as promptly as possible following such dividend payment date. All dividends subsequent to such dividend payment date or Investment Date will be paid in cash unless you re-enroll in the Plan, which may be done at any time.

     Any Optional Cash Payments which have been sent to the Plan Administrator before a request for withdrawal will also be invested on the next Investment Date unless you expressly request return of that payment in the request for withdrawal, and the Plan Administrator receives the request for withdrawal at least five business days before the Record Date for the Investment Date with respect to which Optional Cash Payments have been delivered to the Plan Administrator.

27.  HOW DO YOU WITHDRAW FROM THE PLAN?

     If you wish to withdraw from the Plan with respect to all or a portion of the shares held in your Plan account, you must notify the Plan Administrator in writing at its address set forth in the answer to Question 4. Upon your withdrawal from the Plan or termination of the Plan by us, certificates for the appropriate number of whole shares credited to your account under the Plan will be issued. Registration of withdrawn shares in a name other than yours will require the guaranty of your signature.

     Upon withdrawal from the Plan, you may also request in writing that the Plan Administrator sell all or part of the shares credited to your Plan account. The Plan Administrator will sell the shares as requested within ten business days after processing the request for withdrawal. The timing and price of the sale are at the sole discretion of the Plan Administrator. The Plan Administrator will send a check for the proceeds of the sale, less any brokerage commissions and service charges paid to the Plan Administrator and any applicable share transfer taxes, generally within five business days of the sale.

     Cash will be paid in lieu of any fraction of a share, based on the prevailing market price.

28.  ARE THERE ANY AUTOMATIC TERMINATION PROVISIONS?

     Yes. Participation in the Plan will be terminated if the Plan Administrator receives written notice of the death or adjudicated incompetence of a Participant, together with satisfactory supporting documentation of the appointment of a legal representative, at least five business days before the next Record Date for purchases made through the reinvestment of dividends or Optional Cash Payments, as applicable. In the event written notice of death or adjudicated incompetence and such supporting documentation is received by the Plan Administrator less than five business days before the next Record Date for purchases made through the reinvestment of dividends or Optional Cash Payments, as applicable, shares will be purchased for the Participant with the related cash dividend or Optional Cash Payment and participation in the Plan will not terminate until after such dividend or payment has been reinvested. Thereafter, no additional purchase of shares will be made for the Participant's account and the Participant's shares and any cash dividends paid thereon will be forwarded to the Participant's legal representative.

     Further, participation in the Plan may be terminated if all whole shares have been disbursed from your stockholder account and your Plan account, leaving only a fraction of a share.

     Lastly, participation in the Plan may be terminated if we have reason to believe that your continued participation may cause your share ownership to violate our 9.8% charter limit on share ownership.

     WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF SHARES OF COMMON STOCK OR INTERESTED NEW INVESTORS TO ELIMINATE PRACTICES WHICH ARE, IN OUR SOLE DISCRETION, NOT CONSISTENT WITH THE PURPOSES OR OPERATION OF THE PLAN OR WHICH ADVERSELY AFFECT THE PRICE OF THE SHARES OF COMMON STOCK.

                               OTHER INFORMATION

29. WHAT HAPPENS IF YOU SELL OR TRANSFER ALL OF THE SHARES REGISTERED IN YOUR NAME?

     If you dispose of all shares registered in your name and all shares held in your Plan account, and are not shown as a Record Owner on a dividend Record Date, you may be terminated from the Plan as of that date and the termination treated as though a withdrawal notice had been received before the Record Date.

30.  WHAT HAPPENS IF WE DECLARE A STOCK DIVIDEND OR A STOCK SPLIT?

     Any dividend payable in shares and any additional shares distributed by us in connection with a share split in respect of shares credited to your Plan account will be added to that account. Share dividends or split shares which are attributable to shares registered in your own name and not in your Plan account will be mailed directly to you as in the case of stockholders not participating in the Plan.

31. HOW WILL SHARES HELD BY THE PLAN ADMINISTRATOR BE VOTED AT MEETINGS OF SHAREHOLDERS?

     If you are a Record Owner, you will receive a proxy card covering both directly held shares and shares held in the Plan. If you are a Beneficial Owner, you will receive a proxy covering shares held in the

Plan through your broker, bank, or other nominee. If a proxy is returned properly signed (unless returned electronically) and marked for voting, all the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed (unless returned electronically) but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our Board of Directors, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed (unless returned electronically) or improperly completed, shares registered in your name may be voted only by you in person; neither we nor the Plan Administrator will vote such shares.

32. WHAT ARE OUR RESPONSIBILITIES AND THE PLAN ADMINISTRATOR'S RESPONSIBILITIES UNDER THE PLAN?

     We and the Plan Administrator will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon his or her death, with respect to the prices at which shares are purchased and/or the times when such purchases are made or with respect to any fluctuation in the market value before or after purchase or sale of shares. Notwithstanding the foregoing, nothing contained in the Plan limits our liability with respect to alleged violations of federal securities laws.

     We and the Plan Administrator will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

33.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     Yes. We may suspend, terminate, or amend the Plan at any time. Notice will be sent to you of any suspension or termination, or of any amendment that alters the Plan terms and conditions, as soon as practicable after such action by us.

     We may appoint a successor administrator or agent in place of the Plan Administrator at any time. You will be promptly informed of any such appointment.

     Any questions of interpretation arising under the Plan will be determined by us, in our sole discretion, and any such determination will be final.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

34.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The following summarizes certain federal income tax considerations to current stockholders who participate in the Plan. New investors and current stockholders should also consult the general discussion under the caption "Federal Income Tax Considerations" for a summary of federal income tax considerations related to the ownership of our stock.

     The following summary is based upon an interpretation of current federal tax law. It is important that you consult your own tax advisors to determine particular tax consequences, including state income tax (and non-income tax, such as stock transfer tax) consequences, which vary from state to state and which may result from participation in the Plan and the subsequent disposition of shares of common stock acquired pursuant to the Plan. Income tax consequences to Participants residing outside the United States will vary from jurisdiction to jurisdiction.

     GnazzoThill, A Professional Corporation, our special tax counsel, has rendered an opinion that the following are the material federal income tax consequences of participating in the Plan. However, the opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by GnazzoThill would be sustained in court.

  DIVIDEND REINVESTMENT PROGRAM

     Participants in the Dividend Reinvestment program under the Plan will be treated for federal income tax purposes as having received, generally on the Investment Date, a distribution in an amount equal to the fair market value on that date of the shares acquired with reinvested dividends. Such shares will have a tax basis equal to the same amount and the holding period for such shares will begin on the day following the Investment Date.

     For federal income tax purposes, the fair market value of shares acquired under the Plan will likely be treated as equal to 100% of the average of the high and low sale prices of shares on the related Investment Date. Such average sales price on that specific date may vary from the market price determined under the Plan for such shares

     Such distribution will be taxable as a dividend to the extent of our current or accumulated earnings and profits. To the extent the distribution is in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the distribution in excess of your tax basis will be taxable as gain realized from the sale of your shares.

EXAMPLE 1:

     The following example may be helpful to illustrate the federal income tax consequences of the reinvestment of dividends at a 2% discount from the market price where the fair market value for tax purposes is the same as the market price.

Cash dividends reinvested...................................           $100.00
Assumed market price*.......................................  $30.00
Less 2% discount per share..................................  $(0.60)
Net purchase price per share................................  $29.40
Number of shares purchased ($100.00/$29.40).................  3.4014
Total taxable dividend resulting from transaction (30.00 x
  3.4014)**.................................................           $102.04

---------------

 * This price is assumed for illustrative purposes only, and may vary from the actual market price of the common stock.

** Assumes trading price on Investment Date also equals $30.00

  STOCK PURCHASE PROGRAM

     The taxation of discounts, if any, associated with optional cash purchases is not entirely clear. You may be treated as having received a distribution in an amount equal to the excess, if any, of the fair market value of the shares acquired for your account on the Investment Date over the amount of your Optional Cash Payment. The fair market value on an Investment Date may differ from the Market Price determined under the Plan for such shares. You should be aware that we will treat the entire amount of such excess value as a distribution for tax reporting purposes that is taxable as a dividend. It is possible, however, that such excess value should not be treated as a taxable distribution, or if it is, that all or a portion of such distribution should be treated as a tax-free return of capital. PARTICIPANTS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS IN THIS REGARD.

     Shares acquired under the Stock Purchase program under the Plan will have a tax basis equal to the amount of the payment plus the dividend income, if any, recognized as a result. Your holding period for shares of common stock acquired pursuant to the Plan will begin on the day following the Investment Date.

EXAMPLE 2:

     The following example may be helpful to illustrate the federal income tax consequences of the Optional Cash Payment feature at a 2% discount from the market price where the fair market value for tax purposes differs from the market price.

Optional Cash Payment.......................................           $100.00
Assumed market price*.......................................  $30.00
Less 2% discount per share..................................  $(0.60)
Net purchase price per share................................  $29.40
Number of shares purchased ($100.00/$29.40).................  3.4014
Total taxable dividend resulting from transaction (3.4014 X
  $30.50 - $100.00)**.......................................           $  3.74

---------------

 * This price is assumed for illustrative purposes only, and may vary from the actual market price of the common stock.

** Assumes trading price on Investment Date also equals $30.50

     You will not realize any taxable income upon receipt of certificates for whole shares of common stock credited to your account, either upon your request for certain of those shares of common stock or upon your termination of participation in the Plan. You will recognize gain or loss upon the sale or exchange of shares of common stock acquired under the Plan. You will also recognize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share equivalent credited to your account. The amount of any such gain or loss will be the difference between the amount that you received for the shares of common stock or fractional share equivalent and the tax basis thereof.

35.  HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO YOU?

     If you fail to provide certain federal income tax certifications in the manner required by law, distributions on shares of common stock, proceeds from the sale of fractional shares and proceeds from the sale of shares of common stock held for your account will be subject to federal income tax backup withholding imposed at the fourth lowest tax rate applicable to unmarried individuals, or such other rate as is then in effect. If withholding is required for any reason, the appropriate amount of tax will be withheld before investment or payment. Certain stockholders (including most corporations) are, however, exempt from the above withholding requirements.

     If you are a foreign stockholder you need to provide the required federal income certifications to establish your status as a foreign stockholder so that the foregoing backup withholding does not to apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. Generally, distributions to a foreign stockholder are subject to federal income tax withholding at 30% (or a lower treaty rate if applicable), but may be as much as 35% for certain types of income. Certain distributions or portion of a distribution to a foreign stockholder may still be subject to federal income tax withholding even when the distribution or that portion of the distribution is not treated as dividend under federal income tax laws. If you are a foreign stockholder whose distributions are subject to federal income tax withholding, the appropriate amount will be withheld and the balance will be credited to your account to purchase shares of common stock.

36.  WHO BEARS THE RISK OF MARKET FLUCTUATIONS IN OUR SHARES OF COMMON STOCK?

     Your investment in shares held in the Plan account is no different from your investment in directly held shares. You bear the risk of any loss and enjoy the benefits of any gain from market price changes with respect to those shares.

37.  WHO SHOULD BE CONTACTED WITH QUESTIONS ABOUT THE PLAN?

     All correspondence regarding the Plan should be directed to:

                              Redwood Trust, Inc.
                        c/o Mellon Investor Services LLC
                                 P.O. Box 3315
                        South Hackensack, NJ 07606-1938
                            Telephone (800)-522-6645
                          HTTP://WWW.CHASEMELLON.COM/
                        SHRRELATIONS@MELLONINVESTOR.COM

     Please mention Redwood Trust, Inc. and this Plan in all correspondence.

38.  HOW IS THE PLAN INTERPRETED?

     Any question of interpretation arising under the Plan will be determined by us and any such determination will be final. We may adopt additional terms and conditions of the Plan and its operation will be governed by the laws of the State of California.

39.  WHAT ARE SOME OF YOUR RESPONSIBILITIES UNDER THE PLAN?

     Shares of common stock credited to your Plan account are subject to escheat to the state in which you reside in the event that such shares are deemed, under such state's laws, to have been abandoned by you. You, therefore, should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to you will be addressed to you at the last address of record that you provide to the Plan Administrator.

     You will have no right to draw checks or drafts against your Plan account or to instruct the Plan Administrator with respect to any shares of common stock or cash held by the Plan Administrator except as expressly provided in the Plan.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain material federal income tax considerations to a holder of shares of our common stock. GnazzoThill, A Professional Corporation has provided us with an opinion that this discussion is an accurate general summary of material federal income tax considerations to such investors. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by GnazzoThill, A Professional Corporation would be sustained in court. The following discussion, which is not exhaustive of all possible tax consequences, does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of investors who are subject to special treatment under federal income tax laws, including insurance companies, certain tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States.

     EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, AND SALE AND THE POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

     The Code provides special tax treatment for organizations that qualify and elect to be taxed as REITs. The discussion of various aspects of federal taxation contained in this prospectus is based on the Code, administrative regulations, judicial decisions, administrative rulings and practice as in effect today, all of which are subject to change. In brief, if certain detailed conditions imposed by the Code are met, entities that invest primarily in real estate assets, including mortgage loans, and that otherwise would be taxed as corporations are, with certain limited exceptions, not taxed at the corporate level on their taxable income that is currently distributed to their stockholders. This treatment eliminates most of the "double taxation," at the corporate level and then again at the stockholder level when income is distributed, that typically results from the use of corporate investment vehicles. A qualifying REIT, however, may be subject to certain excise and other taxes, as well as normal corporate tax, on taxable income that is not currently distributed to its stockholders

     We elected REIT status commencing with our taxable year ending December 31, 1994. In any taxable year in which we qualify as a REIT, we generally will not be subject to federal income tax on that portion of our REIT taxable income or capital gain which we distribute to stockholders.

     Our qualification and taxation as a REIT depends upon our ability to satisfy on a continuing basis, through actual annual operating and other results, various requirements under the Internal Revenue Code, with regard to, among other things, the sources of our gross income, the composition of our assets, the level of our dividends to stockholders, and the diversity of our share ownership. The purpose of these requirements is to allow the tax benefit of REIT status only to companies that primarily own, and primarily derive income from, real estate-related assets and certain other assets which are passive in nature, and that distribute 90% of taxable income (computed without regard to our net capital gain) to stockholders. We believe that we have qualified as a REIT for all of our taxable years commencing with our taxable year ended December 31, 1994, and that our current structure and method of operation is such that we will continue to qualify as a REIT.

     GnazzoThill has provided an opinion to the effect that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2001, the date of our latest audited financial statements received by special tax counsel, and our current organization and method of operation should enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that this opinion is based on various assumptions and factual representations made by us relating to our organization, our prior and expected operation, and all of the various partnerships, limited liability companies and corporate entities in which we presently have an ownership interest, or in which we had an ownership interest in the past. GnazzoThill will not review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, and our subsidiary entities, the sources of their gross income, the composition of their assets, the level of our dividends to stockholders and the diversity of our share ownership for any given taxable year will satisfy the requirements under the Internal Revenue Code for qualification and taxation as a REIT.

     If we fail to qualify for taxation as a REIT in any taxable year, we will be subject to tax on our taxable income at regular corporate rates. As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution by us to our stockholders. Unless entitled to relief under the specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

QUALIFICATION AS A REIT

     The following is a brief summary of certain technical requirements that we must meet on an ongoing basis to qualify, and remain qualified, as a REIT under the Code.

STOCK OWNERSHIP TESTS

     Our capital stock must be transferable and held by at least 100 persons and no more than 50% of the value of such capital stock may be owned, directly or indirectly, by five or fewer individuals at all times during the last half of any taxable year. Under the Code, most tax-exempt entities including employee benefit trusts and charitable trusts (but excluding trusts described in section 401(a) and exempt under section 501(a)) are generally treated as individuals for these purposes. We must satisfy these stock ownership requirements each taxable year. We must solicit information from certain of our stockholders to verify ownership levels and our Articles of Incorporation provide restrictions regarding the transfer of our stock to aid in meeting the stock ownership requirements. If we were to fail either of the stock ownership tests, we would generally be disqualified from REIT status, unless, in the case of the "five or fewer" requirement, the "good faith" exemption is available.

ASSET TESTS

     For tax years beginning before December 31, 2000, we must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year:

          (a) at least 75% of the value of our total assets must consist of Qualified REIT Real Estate Assets, government securities, cash, and cash items (the "75% Asset Test"); and

          (b) the value of securities held by us but not taken into account for purposes of the 75% Asset Test must not exceed either (i) 5% of the value of our total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding voting securities of any such issuer.

     For tax years beginning after December 31, 2000, we must generally meet the following REIT Asset Tests at the close of each quarter of each taxable year:

          (a) the 75% Asset Test;

          (b) not more than 25% of the value of our total assets is represented by securities (other than those includible under the 75% Asset Test);

          (c) not more than 20% of the value of our total assets is represented by securities of one or more taxable REIT subsidiary; and

          (d) the value of securities held by us, other than those of a taxable REIT subsidiary or taken into account for purposes of the 75% Asset Test, must not exceed either (i) 5% of the value of our total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding vote or value of any such issuer's securities.

     We expect that substantially all of our assets will be Qualified REIT Real Estate Assets. In addition, we do not expect that the value of any non-qualifying security of any one entity, including interests in taxable affiliates, would ever exceed 5% of our total assets, and we do not expect to own more than 10% of the vote or value of any one issuer's securities.

     We intend to monitor closely the purchase, holding and disposition of our assets to comply with the REIT Asset Tests. In particular, we intend to limit and diversify our ownership of any assets not qualifying as Qualified REIT Real Estate Assets to less than 25% of the value of our assets, to less than 5%, by value, of any single issuer and to less than 20%, by value, of any taxable REIT subsidiaries. If it is anticipated that these limits would be exceeded, we intend to take appropriate measures, including the disposition of non-qualifying assets, to avoid exceeding such limits.

GROSS INCOME TESTS

     We must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year:

          (a) at least 75% of our gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and,

          (b) at least 95% of our gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, or from dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements, options, futures and forward contracts entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business (the "95% Gross Income Test").

     We intend to maintain our REIT status by carefully monitoring our income, including income from hedging transactions and sales of mortgage assets, to comply with the REIT Gross Income Tests. In accordance with the Code, we will treat income generated by our interest rate caps and other hedging instruments as qualifying income for purposes of the 95% Gross Income Tests to the extent the interest rate cap or other hedging instrument was acquired to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred by us to acquire or carry real estate assets. In addition, we will treat income generated by other hedging instruments as qualifying or non-qualifying income for purposes of the 95% Gross Income Test depending on whether the income constitutes gains from the sale of securities as defined by the Investment Company Act of 1940. Under certain circumstances, for example, (i) the sale of a substantial amount of mortgage assets to repay borrowings in the event that other credit is unavailable or (ii) unanticipated decrease in our qualifying income which may result in the non-qualifying income exceeding 5% of gross income, we may be unable to comply with certain of the REIT Gross Income Tests. See "-- Taxation of Redwood Trust" below for a discussion of the tax consequences of failure to comply with the REIT Provisions of the Code.

DISTRIBUTION REQUIREMENT

     For tax years before 2001, we must generally distribute to our stockholders an amount equal to at least 95% of our REIT taxable income before deductions of dividends paid and excluding net capital gain. Beginning with the 2001 tax year, this REIT distribution requirement is reduced to 90%.

     The IRS has ruled that if a REIT's dividend reinvestment plan allows stockholders of the REIT to elect to have cash dividends reinvested in shares of the REIT at a purchase price equal to at least 95% of the fair market value of such shares on the distribution date, then such distributions qualify under the distribution requirement.

     Our Plan terms are intended to comply with this ruling.

TAXATION OF REDWOOD TRUST, INC.

     In any year in which we qualify as a REIT, we generally will not be subject to federal income tax on that portion of our taxable income or net capital gain which is distributed to our stockholders. We will, however, be subject to tax at normal corporate rates upon any net income or net capital gain not distributed. We intend to distribute substantially all of our taxable income to our stockholders on a pro rata basis in each year.

     In addition, we will also be subject to a tax of 100% of net income from any prohibited transaction and will be subject to a 100% tax on the greater of the amount by which we fail either the 75% or 95% income tests, reduced by approximated expenses, if the failure to satisfy such tests is due to reasonable cause and not willful neglect and if certain other requirements are met. We may be subject to the alternative minimum tax on certain items of tax preference.

     If we acquire any real property as a result of foreclosure, or by a deed in lieu of foreclosure, we may elect to treat such property as "foreclosure property." Net income from the sale of foreclosure property is taxable at the maximum federal corporate rate, currently 35%. Income from foreclosure property will not be subject to the 100% tax on prohibited transactions. We will determine whether to treat such real property as foreclosure property on our tax return for the fiscal year in which such property is acquired.

     For tax years beginning prior to 2001, REITs were generally limited to holding nonvoting stock in taxable affiliates. However, beginning with the 2001 tax year, REITs may own directly all of the stock, including voting stock, of a taxable REIT subsidiary. Effective January 1, 2001, RWT Holdings, Inc. ("Holdings") and we elected to treat Holdings as a taxable subsidiary. Any other taxable subsidiaries generally will also be converted to qualified taxable REIT subsidiaries. The aggregate value of these taxable REIT subsidiaries must be limited to 20% of the total value of our assets. In addition, the taxable REIT subsidiaries may not, directly or indirectly, operate or Manage lodging facility or health-care facilities or provide to any person, under franchise, license or otherwise, rights to any lodging facility or health-care facilities brand-name. In addition, we will be subject to a 100% penalty tax equal to any rent or other charges that we impose on any taxable REIT subsidiary in excess of an arm's length price for comparable services.

     We will derive income from our taxable REIT subsidiaries by way of dividends. Such dividends are non-real estate source income for purposes of the 75% income test. Therefore, when aggregated with our other non-real estate source income, such dividends must be limited to 25% of our gross income each year. We will monitor the value of our investment in our taxable REIT subsidiaries to ensure compliance with all applicable income and asset tests.

     Our taxable REIT subsidiaries are generally subject to corporate level tax on their net income and will generally be able to distribute only net after-tax earnings to their shareholders, including us, as dividend distributions.

     We will also be subject to the nondeductible 4% excise tax discussed above if we fail to make timely dividend distributions for each calendar year. We intend to declare our fourth regular quarterly dividend during the final quarter of the year and to make such dividend distribution no later than thirty-one days after the end of the year to avoid imposition of the excise tax. Such a distribution would be taxed to our stockholders in the year that the distribution was declared, not in the year paid. Imposition of the excise tax on us would reduce the amount of cash available for distribution to our stockholders. Shareholders may also be required to include on their own returns certain undistributed long-term capital gains earned by us and on which we have paid tax. Shareholders shall receive credit for the tax so paid by us and shall increase the basis in their stock by the excess of such gains over such tax paid.

TERMINATION OR REVOCATION OF REIT STATUS

     Our election to be treated as a REIT will be terminated automatically if we fail to meet the requirements described above. In that event, we will not be eligible again to elect REIT status until the fifth taxable year which begins after the year for which our election was terminated unless all of the following relief provisions apply:

     - We did not willfully fail to file a timely return with respect to the termination taxable year;

     - inclusion of incorrect information in such return was not due to fraud with intent to evade tax; and,

     - we establish that failure to meet requirements was due to reasonable cause and not willful neglect.

     We may also voluntarily revoke our election, although we have no intention of doing so, in which event we will be prohibited, without exception, from electing REIT status for the year to which the revocation relates and the following four taxable years.

     If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders with respect to any year in which we fail to qualify as a REIT would not be deductible by us nor would they be required to be made. Failure to qualify as a REIT would result in reduction of our distributions to stockholders to pay the resulting taxes. If, after forfeiting REIT status, we later qualify and elect to the taxed as the REIT again, we could face significant adverse tax consequences.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

  GENERAL

     For any taxable year in which we are treated as a REIT for federal income purposes, amounts distributed by us to our stockholders out of current or accumulated earnings and profits will be includible by our stockholders as ordinary income for federal income tax purposes unless properly designated by us as capital gain dividends. In the latter case, the distributions will generally be taxable to our stockholders as long-term capital gains.

     Distributions will not be eligible for the dividends received deduction for our stockholders that are corporations. Our stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

     Upon a sale or disposition of common stock, a stockholder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder's adjusted basis in such stock, which gain or loss will be long-term if the stock has been held for more than one year. Any loss in the sale or exchange of shares of our stock held by a stockholder for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividend received on the stock held by such stockholder.

     If we make distributions to our stockholders in excess of our current and accumulated earnings and profits, those distributions will be considered first as a tax-free return of capital, reducing the tax basis of a stockholder's shares until the tax basis is zero. Such distributions in excess of the tax basis will be taxable as gain realized from the sale of your stock.

     We will notify stockholders after the close of our taxable year as to the portions of the distributions which constitute ordinary income, return of capital and capital gain. Dividends and distributions declared in the last quarter of any year payable to stockholders of record on a specified date in such quarter will be deemed to have been received by the stockholders and paid by us on December 31 of the record year, provided that such dividends are paid before February 1 of the following year. If stock is sold after a Record Date but before a payment date for declared dividends on such stock, the stockholder will nonetheless be required to include such dividends in income in accordance with the rules above for distributions, whether or not such dividend is required to be paid over to the purchaser.

     Generally, a distribution of earnings from a REIT is considered for estimated tax purposes only when the distribution is made. However, if we are at any time deemed to be a "closely held REIT" (a REIT in which at least 50% of the vote or value is owned by five or fewer persons), any stockholder owning 10% or more of the vote or value of our shares must accelerate the recognition of year end distributions such shareholder receives from us in computing estimated tax payments. We are not currently, and do not intend to be, a "closely held REIT."

TAXATION OF STOCKHOLDER RIGHTS

     If we make a distribution of stockholder rights with respect to our common stock, such distribution generally will be tax free and a stockholder's basis in the rights received in such distribution will be zero. If the fair market value of the rights on the date of issuance is 15% or more of the value of the common stock or, if the stockholder so elects regardless of the value of the rights, the stockholder will make an allocation between the relative fair market values of the rights and the common stock on the date of the issuance of the rights. On the exercise of the rights, the stockholder will generally not recognize gain or loss. The stockholder's basis in the shares received from the exercise of the rights will be the amount paid for the shares plus the basis, if any, of the rights exercised. Distribution of stockholder rights with respect to other classes of securities generally would be taxable.

TAXATION OF TAX-EXEMPT ENTITIES

     In general, a tax-exempt entity that holds our common stock is not subject to tax on distributions. The Internal Revenue Service has ruled that amounts distributed by a REIT to an exempt employees' pension trust do not constitute unrelated trade or business income and thus should be nontaxable to such a tax-exempt entity. Based on that ruling, but subject to the discussion of excess inclusion income set forth above, special tax counsel is of the opinion that indebtedness incurred by us in connection with the acquisition of real estate assets such as mortgage loans will not cause dividends paid by us to a stockholder that is a tax-exempt entity to be unrelated trade or business income, provided that the tax-exempt entity has not financed the acquisition of its stock with a "acquisition indebtedness" within the meaning of the Code. Under certain conditions, however, if a tax-exempt employee pension or profit sharing trust were to acquire more than 10% of our stock, a portion of the dividends on such stock could be treated as unrelated trade or business income.

     Other tax-exempt entities should review the Code and should consult their own tax advisors concerning application of the unrelated trade or business income rules to them.

TAXATION OF FOREIGN SHAREHOLDERS

     The preceding discussion does not address the federal income tax consequences to foreign investors, non-resident aliens and foreign corporations as defined in the Code, of an investment in our stock. In general, foreign investors will be subject to special withholding tax requirements on income and capital gains distributions attributable to their ownership of our stock. Foreign investors in our stock should consult their own tax advisors concerning the federal income tax consequences to them of the purchase of our common stock including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, REITs by foreign investors. In addition, federal income taxes must be withheld on certain distributions by a REIT to foreign investors unless reduced or eliminated by an income tax treaty between United States and foreign investor's country. A foreign investor eligible for reduction or elimination of withholding must file an appropriate form with us to claim such treatment.

OTHER TAX CONSIDERATIONS

     STATE AND LOCAL TAXES. We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult you own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

                                ERISA INVESTORS

     Because our common stock will qualify as a "publicly offered security," employee benefit plans and individual retirement accounts may purchase shares of common stock and treat such shares, and not the underlying assets, as plan assets. Fiduciaries of ERISA plans should consider (i) whether an investment in our common stock satisfies ERISA diversification requirement, (ii) whether the investment is in accordance with the ERISA plans' governing instruments and
(iii) whether the investment is prudent.

                                   DIVIDENDS

     We have paid dividends since our incorporation. See Schedule A for a list of anticipated dividend Record and Investment dates or visit our website at HTTP://WWW.REDWOODTRUST.COM.

                                USE OF PROCEEDS

     We do not know either the number of shares of common stock that will be ultimately sold pursuant to the Plan or the prices at which such shares will be sold. We will receive proceeds from the purchase of shares of common stock through the Plan only to the extent that such purchases are made directly from us and not from open market purchases by the Plan Administrator. We intend to use the net proceeds from the sale of such shares of our common stock for the purchase of additional Mortgage Assets and for other general corporate purposes.

                              PLAN OF DISTRIBUTION

     Except to the extent the Plan Administrator purchases common stock in open market transactions, the common stock acquired under the Plan will be sold directly by us through the Plan. We may sell common stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares, including shares acquired pursuant to waivers granted with respect to the Stock Purchase program of the Plan, may be resold in market transactions (including coverage of short positions) on any national security exchange on which shares of common stock trade or in privately negotiated transactions. Our common stock is currently listed on the NYSE.

     Under certain circumstances, it is expected that a portion of the shares of common stock available for issuance under the Plan will be issued pursuant to such waivers. The difference between the price such owners pay to us for shares of common stock acquired under the Plan, after deduction of the applicable discount from the Market Price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions.

     Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. From time to time, financial intermediaries may engage in positioning transactions to benefit from the discount from the Market Price of common stock acquired through the reinvestment of dividends under the Plan.

     We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of common stock under the Plan. Upon withdrawal by a participant from the Plan by the sale of common stock held under the Plan, the participant will receive the proceeds of such sale less a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a participant), any related brokerage commissions and any applicable transfer taxes.

     Common stock may not be available under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 233 Broadway, New York, New York 10279-0001, and at 500 West Madison Street, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1 800 SEC-0330. Our common stock is currently listed on the New York Stock Exchange under the trading symbol "RWT". Holders of the common stock will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

     We file information electronically with the Commission, and the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is:
HTTP://WWW.SEC.GOV.

     We will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated herein by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to Redwood Trust, Inc., 591 Redwood Highway, Suite 3100, Mill Valley, California 94941, telephone (415) 389-7373.

     For more information about us, please visit HTTP://WWW.REDWOODTRUST.COM. Information on our web site and on web sites linked to it is not part of this prospectus.

              INCORPORATION OF IMPORTANT INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC which we may make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in listed documents and future filings that is deemed not to be filed) until all of the securities being offered are sold:

          (a) Our Annual Report on Form 10-K, and amendments thereto on Form 10-K/A, for the fiscal year ended December 31, 2001;

          (b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002 and June 30, 2002; and,

          (c) The description of our common stock included in our registration statement on Form 8-A filed July 18, 1995 (Reg. No. 0-26434) and as amended by Form 8-A/A filed August 4, 1995, under the Exchange Act.

                                 LEGAL OPINIONS

     The validity of the common stock offered and certain legal matters will be passed upon by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed on by GnazzoThill, A Professional Corporation, San Francisco, California.

                                    EXPERTS

     We have incorporated by reference in this prospectus our audited financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 along with the PricewaterhouseCoopers LLP audit report on these financial statements. PricewaterhouseCoopers LLP, independent accountants, issued the report as experts in auditing and accounting.

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

                                    GLOSSARY

     "Beneficial Owners" are shareholders who beneficially own shares of our stock that are registered in a name other than their own (for example, in the name of a bank, broker or other nominee).

     "business day" means any day other than Saturday, Sunday or legal holiday on which the New York Stock Exchange or another applicable securities exchange is closed or a day on which Redwood Trust, Inc. or the Plan Administrator is authorized or obligated by law to close.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means Redwood Trust, Inc.'s common stock, $.01 par value.

     "Company" means Redwood Trust, Inc., a Maryland corporation.

     "Company Stock" or "Company's Stock" means Redwood Trust, Inc.'s common stock, preferred stock, and any other classes of equity securities outstanding from time to time, collectively.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Investment Date" means, with respect to common stock acquired pursuant to a dividend reinvestment, in the case of shares acquired directly from us, the quarterly dividend payment date declared by our Board of Directors (unless such date is not a business day in which case it is the 1st business day immediately thereafter) or, in the case of open market purchases, some day or days between the 21st day of the month and the next 10 business days thereafter, as market conditions permit; and with respect to common stock acquired pursuant to an Optional Cash Payment, in the case of shares acquired directly from us, on or about the 21st day of each month; or in the case of open market purchases, some day or days between the 21st and the next 10 business days thereafter, as market conditions permit.

     "Market Price" means, with respect to reinvested dividends and Optional Cash Payments for shares acquired directly from us, the average high and low sales prices, computed to 3 decimal places, of the common stock on the NYSE or another applicable securities exchange, as reported in the Wall Street Journal, during the Pricing Period (the 10 days on which the NYSE or another applicable securities exchange is open and for which trades in our common stock are reported immediately preceding the relevant Investment Date, or, if no trading occurs in the common stock on one or more of such days, for the 10 days immediately preceding the Investment Date for which trades are reported). With respect to reinvested dividends and Optional Cash Payments for shares to be acquired on the open market, Market Price means the weighted average of the actual prices paid, computed to 3 decimal places, for all of the common stock purchased by the Plan Administrator with all participants' reinvested dividends and Optional Cash Payments for the related month.

     "Maximum Price" means, with respect to Requests for Waivers and subsequent purchases of stock directly from us, the amount established by you above which you will not purchase our common stock at the Investment Date. That is, should the Market Price, less applicable discount, exceed the Maximum Price you established, no purchases will be made if the stock is purchased directly from us. Your ability to establish a Maximum Price does not apply to open market purchases.

     "NYSE" means the New York Stock Exchange.

     "Optional Cash Discount" means the discount from the Market Price applicable to Optional Cash Payments. Such discount will vary between 0% and 3% of the Market Price (based on a variety of potential considerations as discussed in Question 17) and may vary from month to month.

     "Optional Cash Payment Due Date" means 1 day before the relevant Pricing Period.

     "Participant" means a record owner of our common stock, the beneficial owner of our common stock whose bank, broker or other nominee participates on the beneficial owner's behalf, or a new investor who wishes to participate in the Plan upon making an initial investment in our common stock.

     "Plan" means the Redwood Trust, Inc. Direct Stock Purchase and Dividend Reinvestment Plan.

     "Plan Administrator" means a plan administrator that administers the Plan, keeps records, sends statements of account to each Participant and performs other duties related to the Plan. Mellon Investor Services LLC currently serves as plan administrator of the Plan.

     "Plan Shares" are all shares of common stock held in a participant's account under the Plan, including shares purchased through the Stock Purchase program and all whole and fractional shares credited to a participant's Plan account as the result of reinvestment of dividends on shares of our common stock enrolled in the Dividend Reinvestment program.

     "Pricing Period" is the period encompassing the 10 days during which our common stock is traded on the NYSE or other securities exchange preceding the relevant dividend reinvestment or Optional Cash Payment Investment Date.

     "Record Date" means, with respect to reinvestments of dividends, the date declared by our Board of Directors for payment of such dividends.

     "Record Owner" refers to shareholders who own shares of our common or preferred stock in their own names.

     "Request for Waiver" means a written request from a Participant, requesting that we waive the $5,000 Optional Cash Payment limitation and allow the Participant to make Optional Cash Payments in excess of $5,000.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Threshold Price" means the minimum price, if any, established by us that the average high and low prices of the common stock must equal or exceed during each day of the Pricing Period for Optional Cash Payments made pursuant to Requests for Waivers.

                                   SCHEDULE A

                            OPTIONAL CASH PAYMENTS:

  THRESHOLD PRICE AND
     OPTIONAL CASH                           OPTIONAL CASH       PRICING PERIOD
   DISCOUNT SET DATE    WAIVER DUE DATE     PAYMENT DUE DATE   COMMENCEMENT DATE    INVESTMENT DATE
  -------------------   ---------------     ----------------   -----------------    ---------------
  December 26, 2002    December 31, 2002   January 3, 2003     January 6, 2003     January 21, 2003
  January 27, 2003     February 3, 2003    February 5, 2003    February 6, 2003    February 21, 2003
  February 25, 2003    March 4, 2003       March 6, 2003       March 7, 2003       March 21, 2003
  March 25, 2003       April 1, 2003       April 3, 2003       April 4, 2003       April 21, 2003
  April 25, 2003       May 2, 2003         May 6, 2003         May 7, 2003         May 21, 2003
  May 28, 2003         June 4, 2003        June 6, 2003        June 9, 2003        June 23, 2002
  June 28, 2003        July 1, 2003        July 3, 2003        July 7, 2003        July 21, 2003
  July 28, 2003        August 4, 2003      August 6, 2003      August 7, 2003      August 21, 2003
  August 26, 2003      September 3, 2003   September 5, 2003   September 8, 2003   September 22, 2003
  September 25, 2003   October 2, 2003     October 6, 2003     October 7, 2003     October 22, 2003
  October 28, 2003     November 4, 2003    November 6, 2003    November 7, 2003    November 21, 2003
  November 25, 2003    December 3, 2003    December 5, 2003    December 8, 2003    December 22, 2003
  December 24, 2003    January 2, 2004     January 6, 2004     January 7, 2004     January 21, 2004

                             DIVIDENDS REINVESTED:

                         COMMON AND PREFERRED DIVIDENDS

RECORD DATE(1)      INVESTMENT DATE(1)
--------------      ------------------
September 30, 2002  October 21, 2002
December 31, 2002   January 21, 2003
March 31, 2003      April 21, 2003
June 30, 2003       July 21, 2003
September 30, 2003  October 21, 2003
December 31, 2003   January 21, 2004

---------------

(1) The dates indicated are those expected to be applicable under the Plan with respect to future dividends, if and when declared by our Board of Directors. The actual record and payment dates will be determined by our Board of Directors and are subject to change.

                             FOR FUTURE REFERENCE:

  THRESHOLD PRICE &
    OPTIONAL CASH                          OPTIONAL CASH         PRICING PERIOD
  DISCOUNT SET DATE    WAIVER DUE DATE   PAYMENT DUE DATE      COMMENCEMENT DATE       INVESTMENT DATE
  -----------------    ---------------   ----------------      -----------------       ---------------
5 business days        2 business days   1 business day      10 trading days before   The 21st (or first
before Optional        before Optional   before Pricing      Investment Date          business day
Cash Payment           Cash Payment      Period                                       thereafter)
Date                   Date              Commencement Date

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by us or any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities, nor shall any sales of the Securities be made pursuant to this prospectus, in any circumstances in which such offer or solicitation or sale is unlawful.

---------------------------------------------------------
---------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

     WE DO NOT CLAIM THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER.

---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                                $100,000,000.00

                              REDWOOD TRUST, INC.

                                  COMMON STOCK

                              (REDWOOD TRUST LOGO)
                              --------------------

                                   PROSPECTUS

                                AUGUST 28, 2002

                              --------------------

---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration fee........................................   $  9,200.00
Legal Fees and Expenses.....................................   $ 40,000.00
Accounting Fees and Expenses................................   $ 15,000.00
Printing and Duplicating Expenses...........................   $ 30,000.00
Miscellaneous...............................................   $  5,800.00
                                                               -----------
  Total.....................................................   $100,000.00
                                                               ===========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland provides that a Maryland corporation may indemnify any director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors.

     The law also provides for comparable indemnification for corporate officers and agents.

     The Registrant's Articles of Incorporation provide that our directors and officers shall, and our agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

     The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of our directors and officers to the corporation and our stockholders for money damages except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation contain a provision providing for elimination of the liability of our directors and officers or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

ITEM 16.  EXHIBITS.*

 5.1 Opinion of Tobin & Tobin, a professional corporation, as to legality (including consent of such firm)
 8.1 Opinion of GnazzoThill, A Professional Corporation, as to certain tax matters (including consent of such firm)
23.1   Consent of Tobin & Tobin (see Item 5.1 above)
23.2   Consent of GnazzoThill (see Item 8.1 above)
23.3 Consent of PricewaterhouseCoopers LLP, independent accountants
24.1   Power of Attorney (set forth on signature page)

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that the undertakings set forth in clauses (i) and
        (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) That,

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, County of Marin, State of California, on August 27, 2002.

                                          REDWOOD TRUST, INC.

                                          By:    /s/ George E. Bull III
                                            ------------------------------------
                                                     George E. Bull III
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     We, the undersigned Directors and Officers of Redwood Trust, Inc., do hereby constitute and appoint George E. Bull III , Douglas B. Hansen and Harold
F. Zagunis, and each of them individually, our true and lawful attorney[s] and agent[s], to do any and all acts and things in our name and behalf in our capacities as directors, officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney[s] and agent[s] may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorneys and agents shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                   POSITION                     DATE
                   ---------                                   --------                     ----
             /s/ George E. Bull III                 Chairman of the Board and Chief      August 27,
------------------------------------------------    Executive Officer and Director          2002
               George E. Bull III                    (principal executive officer)

             /s/ Douglas B. Hansen                      President and Director           August 27,
------------------------------------------------                                            2002
               Douglas B. Hansen

             /s/ Harold F. Zagunis                     Chief Financial Officer,          August 27,
------------------------------------------------      Treasurer, Vice President,            2002
               Harold F. Zagunis                       Controller and Secretary
                                                   (principal financial officer and
                                                     principal accounting officer)

              /s/ Thomas C. Brown                              Director                  August 27,
------------------------------------------------                                            2002
                Thomas C. Brown

             /s/ Mariann Byerwalter                            Director                  August 27,
------------------------------------------------                                            2002
               Mariann Byerwalter

                /s/ Greg Kubicek                               Director                  August 27,
------------------------------------------------                                            2002
                  Greg Kubicek

          /s/ Charles J. Toeniskoetter                         Director                  August 27,
------------------------------------------------                                            2002
            Charles J. Toeniskoetter

                   SIGNATURE                                   POSITION                     DATE
                   ---------                                   --------                     ----
              /s/ Richard D. Baum                              Director                  August 27,
------------------------------------------------                                            2002
                Richard D. Baum

               /s/ David L. Tyler                              Director                  August 27,
------------------------------------------------                                            2002
                 David L. Tyler

                                 EXHIBIT INDEX

EXHIBIT NO.                     DESCRIPTION OF DOCUMENT
-----------                     -----------------------
    5.1       Opinion of Tobin & Tobin, a professional corporation, as to legality (including consent of such firm)
    8.1       Opinion of GnazzoThill, A Professional Corporation, as to
              certain tax matters (including consent of such firm)
   23.1       Consent of Tobin & Tobin (see Item 5.1 above)
   23.2       Consent of GnazzoThill (see Item 8.1 above)
   23.3       Consent of PricewaterhouseCoopers LLP, independent
              accountants
   24.1       Power of Attorney (set forth on signature page)